UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Marlin Business Services Corp.

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MARLIN BUSINESS SERVICES CORP.

300 Fellowship Road

Mount Laurel, NJ 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2012

To the Shareholders of Marlin Business Services Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Marlin Business Services Corp. (the “Corporation”), a Pennsylvania corporation, will be held on May 23, 2012, at 9:00 a.m. at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, 08054, for the following purposes:

1.	To elect a Board of Directors of eight (8) directors to serve until the next annual meeting of shareholders of the Corporation and until their successors are elected and qualified;

2.	To hold an advisory vote on the compensation of the Corporation’s named executive officers, as described in the Proxy Statement under “Executive Compensation”;

3.	To approve an increase in the number of shares of common stock authorized for issuance under the Corporation’s 2003 Equity Compensation Plan, as Amended (the “Equity Plan”) and to approve the Equity Plan, as amended;

4.	To approve the Corporation’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”); and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 30, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

/s/ GEORGE D. PELOSE
George D. Pelose
Secretary

Your vote is important, regardless of the number of shares you own. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person.

Dated: April 23, 2012

Important Notice Regarding Availability of Proxy Materials for the

Annual Meeting to be Held on May 23, 2012.

The Proxy Statement and Annual Report to Shareholders are available at

https://materials.proxyvote.com/571157

MARLIN BUSINESS SERVICES CORP.

300 Fellowship Road

Mount Laurel, NJ 08054

Proxy Statement

Introduction

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Marlin Business Services Corp. (the “Corporation”), a Pennsylvania corporation, to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Corporation to be held on Wednesday, May 23, 2012, at 9:00 a.m., at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, 08054, or at any adjournment or postponement thereof, for the purposes set forth below:

1.	To elect a Board of Directors of eight (8) directors to serve until the next annual meeting of shareholders of the Corporation and until their successors are elected and qualified;

2.	To hold an advisory vote on the compensation of the Corporation’s named executive officers, as described in the Proxy Statement under “Executive Compensation”;

3.	To approve an increase in the number of shares of common stock authorized for issuance under the Equity Plan and to approve the Equity Plan, as amended;

4.	To approve the 2012 ESPP; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy Statement and related proxy card have been mailed on or about April 23, 2012, to all holders of record of common stock of the Corporation as of the record date. The Corporation will bear the expense of soliciting proxies. The Board of Directors of the Corporation has fixed the close of business on March 30, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The Corporation has only one class of common stock, of which there were 12,716,445 shares outstanding as of March 30, 2012.

Proxies and voting procedures

Each outstanding share of common stock of the Corporation will entitle the holder thereof to one vote on each separate matter presented for vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Corporation.

You can vote your shares by properly executing and returning a proxy in the enclosed form. The shares represented by such proxy will be voted at the Annual Meeting and any adjournment or postponement thereof. If you specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the director nominees named in the Proxy Statement; for the adoption, on an advisory basis, of the resolution approving the compensation of the Corporation’s named executive officers, as described in the Proxy Statement under “Executive Compensation”; for the approval to increase by 850,000 shares the number of shares authorized for issuance under the Equity Plan and to approve the entire Equity Plan, as amended; for the approval of the 2012 ESPP; and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. If you are the shareholder of record, you can also choose to vote in person at the Annual Meeting.

A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. You are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and promptly return it to the Corporation.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct how your broker votes your shares. You are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the Annual Meeting unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee to vote your shares.

Quorum and voting requirements

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. If, however, the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those who attend or participate at a meeting that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the Annual Meeting, in connection with Proposal 1 to elect the directors, you will be entitled to cast one vote for each share held by you for each candidate nominated, but will not be entitled to cumulate your votes. Votes may be cast in favor of or withheld with respect to each candidate nominated. The eight (8) director nominees receiving the highest number of votes will be elected to the Board of Directors. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

With respect to Proposal 2 regarding the advisory vote on executive compensation, while the Corporation intends to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Corporation, the Board of Directors or the Compensation Committee. The Board and Compensation Committee value the opinions of all of the Corporation’s shareholders and will consider the outcome of this vote when making future compensation decisions for the Corporation’s named executive officers.

Proposal 3 to approve an increase in the number of shares available for issuance under the Equity Plan requires, under the Corporation’s Bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the Annual Meeting. Any abstentions and broker non-votes will not be considered votes cast on Proposal 3 and, therefore, will have no effect.

Proposal 4 to approve the 2012 ESPP requires, under the Corporation’s Bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the Annual Meeting. Any abstentions and broker non-votes will not be considered votes cast on Proposal 4 and, therefore, will have no effect.

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the vote to approve an increase in the number of shares available for issuance under the Equity Plan (Proposal 3) and the vote to approve the 2012 ESPP (Proposal 4).

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Based on recent regulatory changes, your broker, bank or other nominee is no longer able to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

As to all other matters properly brought before the meeting, the majority of the votes cast at the meeting, present in person or by proxy, by shareholders entitled to vote thereon will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of the Corporation’s Articles of Incorporation or Bylaws, a different vote is required. Generally, abstentions and broker non-votes on these matters will have the same effect as a negative vote because under the Corporation’s Bylaws, these matters require the affirmative vote of the holders of a majority of the Corporation’s common stock, present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions will be counted, however, for purposes of determining whether a quorum is present.

Governance of the Corporation

Board of Directors

Currently, the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) has eight (8) members. The Board has affirmatively determined that John J. Calamari, Lawrence J. DeAngelo, Edward Grzedzinski, Kevin J. McGinty, Matthew J. Sullivan, J. Christopher Teets and James W. Wert are each independent directors. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Compensation Committee and Nominating and Governance Committee. The standards applied by the Board in affirmatively determining whether a director is “independent” are those objective standards set forth in the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Daniel P. Dyer, the Corporation’s Chief Executive Officer, is also a member of the Board. Mr. McGinty, a non-employee independent director, serves as the Chairman of the Board. He was elected to that position in March 2009, becoming the Corporation’s first non-executive Chairman of the Board. The Board is responsible for ensuring that independent directors do not have a material relationship with us or any of our affiliates or any of our executive officers or their affiliates.

Board Leadership Structure

The Board believes that separating the roles of Chairman of the Board and Chief Executive Officer strengthens the independence of each role and enhances overall corporate governance. As a result, in March 2009, the Board elected an independent director, Kevin J. McGinty, to serve as the Board’s first non-executive Chairman of the Board. The Board believes that separating the Chief Executive Officer and Chairman of the Board positions provides the Corporation with the right foundation to pursue the Corporation’s objectives.

Committees

The Corporation has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee.    The Audit Committee of the Board (the “Audit Committee”) currently consists of three independent directors: Messrs. Calamari (chairman), Teets and Wert. The Board has determined that

Messrs. Calamari and Wert each qualify as an audit committee financial expert as defined under current rules and regulations of the Securities and Exchange Commission (the “SEC”) and under Nasdaq listing standards, and that all the members of the Audit Committee satisfy the independence and other requirements for audit committee members under such rules, regulations and listing standards. The Audit Committee’s primary purpose is to assist the Board in overseeing and reviewing: (1) the integrity of the Corporation’s financial reports and financial information provided to the public and to governmental and regulatory agencies; (2) the adequacy of the Corporation’s internal accounting systems and financial controls; (3) the annual independent audit of the Corporation’s financial statements, including the independent registered public accountant’s qualifications and independence; and (4) the Corporation’s compliance with law and ethics programs as established by management and the Board. In this regard, the Audit Committee, among other things, (a) has sole authority to select, evaluate, terminate and replace the Corporation’s independent registered public accountants; (b) has sole authority to approve in advance all audit and non-audit engagement fees and terms with the Corporation’s independent registered public accountants; and (c) reviews the Corporation’s audited financial statements, interim financial results, public filings and earnings press releases prior to issuance, filing or publication. The Board has adopted a written charter for the Audit Committee, which is accessible on the investor relations page of the Corporation’s website at www.marlincorp.com. The Corporation’s website is not part of this Proxy Statement and references to the Corporation’s website address are intended to be inactive textual references only.

Compensation Committee.    The Compensation Committee of the Board (the “Compensation Committee”) currently consists of three independent directors: Messrs. DeAngelo (chairman), Grzedzinski and Wert. The functions of the Compensation Committee include: (1) evaluating the performance of the Corporation’s named executive officers and approving their compensation; (2) preparing an annual report on executive compensation for inclusion in the Corporation’s proxy statement; (3) reviewing and approving compensation plans, policies and programs and considering their design and competitiveness; and (4) reviewing the Corporation’s non-employee independent director compensation levels and practices and recommending changes as appropriate. The Compensation Committee reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer’s performance in light of those goals and objectives, and recommends to the Board the chief executive officer’s compensation levels based on its evaluation. The Compensation Committee also administers the Equity Plan and will administer the 2012 ESPP. The Compensation Committee is governed by a written charter that is accessible on the investor relations page of the Corporation’s website at www.marlincorp.com.

Nominating and Governance Committee.    The Nominating and Governance Committee of the Board (the “Nominating Committee”) currently consists of three independent directors: Messrs. Grzedzinski (chairman), DeAngelo and Sullivan. The Nominating Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and proposing a slate of nominees for election as directors at the Corporation’s Annual Meeting of Shareholders. The Nominating Committee is responsible for reviewing and making recommendations on matters involving general operation of the Board and its committees, and will annually recommend to the Board nominees for each committee of the Board. The Nominating Committee is governed by a written charter that is accessible on the investor relations page of the Corporation’s website at www.marlincorp.com.

The Nominating Committee has determined that no one single criterion should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In considering potential nominees for director, the Nominating Committee will consider each potential nominee’s personal abilities and qualifications, independence, knowledge, judgment, character, leadership skills, education and the diversity of such nominee’s background, expertise and experience in fields and disciplines relevant to the Corporation, including financial literacy or expertise. In addition, potential nominees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Corporation. The Nominating Committee considers all of these qualities when selecting, subject to ratification by the Board, potential nominees for director.

The Board views both demographic and geographic diversity among the directors as desirable and strives to take into account how a potential nominee for director will impact the diversity that the Board has achieved over the years.

The Nominating Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from existing directors and officers of the Corporation and reviewing the Board and Committee Assessments completed by the directors. The Corporation does not currently pay any fees to third parties to assist in identifying or evaluating potential nominees, but the Corporation may seek such assistance in the future.

The Nominating Committee will also consider recommendations from shareholders regarding potential director candidates provided that such recommendations are made in compliance with the nomination procedures set forth in the Corporation’s Bylaws. The procedures in the Corporation’s Bylaws require the shareholder to submit written notice of the proposed nominee to the Secretary of the Corporation no less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. To be in proper form, such written notice must include, among other things, (i) the name, age, business address and residence of the proposed nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such nominee and (iv) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors. In addition, as to the shareholder giving the notice, the notice must also provide (a) such shareholder’s name and record address, (b) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made by such shareholder, (d) a representation that such shareholder (or his or her authorized representative) intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (e) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors. If the shareholder of record is not the beneficial owner of the shares, then the notice to the Secretary of the Corporation must include the name and address of the beneficial owner and the information referred to in clauses (c) and (e) above (substituting the beneficial owner for such shareholder).

Risk Management Oversight

The Corporation is subject to a variety of risks, including credit risk, liquidity risk, operational risk and market risk. The Board oversees risk management through a combination of processes. The Corporation’s management has developed risk management processes intended to (1) timely identify the material risks that the Corporation faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with Corporation’s risk profile and (4) integrate risk management into the Corporation’s decision-making. The Board regularly reviews information regarding the Corporation’s credit, liquidity and operations, as well as the risks associated with each, during the Board meetings scheduled throughout the year.

The Corporation has established a Senior Credit Committee, which is comprised of its Chief Executive Officer, Chief Operating Officer, Chief Risk Officer, Chief Lending Officer, Vice President of Account Servicing and the President of the Corporation’s wholly owned bank subsidiary, Marlin Business Bank. The Senior Credit Committee oversees the Corporation’s comprehensive credit underwriting process. The Board has reviewed the risk management processes related to credit risk and members of the Senior Credit Committee present a report on the status of the risks and metrics used to monitor such credit risks to the Board at least annually. In addition, management provides the Board with frequent updates which include financial results, operating metrics, key initiatives and any internal or external issues affecting the organization.

Among its other duties, the Audit Committee, in consultation with the management, the independent registered public accountants and the internal auditors, discusses the Corporation’s policies and guidelines regarding risk assessment and risk management, as well as the Corporation’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Compensation Committee considers the risks that may be presented by the structure of the Corporation’s compensation programs and the metrics used to determine individual compensation under that program. Among its other duties, the Nominating Committee develops corporate governance guidelines applicable to the Corporation and recommends such guidelines or revisions of such guidelines to the Board. The Nominating Committee reviews such guidelines at least annually and, when necessary or appropriate, recommends changes to the Board. The Board believes that the present leadership structure, along with the Corporation’s corporate governance policies and procedures, permits the Board to effectively perform its role in the risk oversight of the Corporation.

Compensation Risk Assessment

As part of its oversight of the Corporation’s executive compensation program, the Compensation Committee considers the impact of the Corporation’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Corporation’s risk profile. In addition, the Corporation reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Corporation. Based on this review, the Corporation has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Corporation.

Whistleblower Procedures

The Corporation has established procedures that provide employees with the ability to make anonymous submissions directly to the Audit Committee regarding concerns about accounting or auditing matters. The independent directors that comprise the Audit Committee will review, investigate and, if appropriate, respond to each submission made. Additionally, the Corporation has reminded employees of its policy to not retaliate or take any other detrimental action against employees who make submissions in good faith.

Code of Ethics and Business Conduct

All of the Corporation’s directors, officers and employees (including its senior executive, financial and accounting officers) are held accountable for adherence to the Corporation’s Code of Ethics and Business Conduct (the “Code”). The Code is posted on the investor relations section of the Corporation’s website at www.marlincorp.com. The purpose of the Code is to establish standards to deter wrongdoing and to promote honest and ethical behavior. The Code covers many areas of professional conduct, including compliance with laws, conflicts of interest, fair dealing, financial reporting and disclosure, confidential information and proper use of the Corporation’s assets. Employees are obligated to promptly report any known or suspected violation of the Code through a variety of mechanisms made available by the Corporation. Waiver of any provision of the Code for a director or executive officer (including the senior executive, financial and accounting officers) may only be granted by the Board of Directors or the Audit Committee. The Code is available free of charge on the investor relations’ page of the Corporation’s website at www.marlincorp.com. We intend to post on our website any amendments and waivers to the Code that are required to be disclosed by SEC rules, or file a Form 8-K, Item 5.05, to the extent required by Nasdaq listing standards.

Board and Committee Meetings

From January 1, 2011 through December 31, 2011, there were seven meetings of the Board of Directors, seven meetings of the Audit Committee, six meetings of the Compensation Committee and three meetings of the Nominating Committee. All of our Directors attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.

Directors are encouraged, but not required, to attend annual meetings of the Corporation’s shareholders. Each director attended the Corporation’s 2011 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Marlin Business Services Corp., 300 Fellowship Road, Mount Laurel, New Jersey 08054. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Director Ownership Requirements

Non-employee independent directors are subject to certain ownership requirements. Each non-employee independent director is required to own 2,500 shares of stock of the Corporation (or 7,500 shares if serving as the Chairman of the Board). Restricted shares do not count toward the ownership requirement. As of March 31, 2012, all of the non-employee independent directors were in compliance with the ownership requirement except Mr. Grzedzinski, Mr. Teets and Mr. Sullivan.

Proposal 1:

Election of Directors

Nominees for Election

In general, the Corporation’s directors are elected at each annual meeting of shareholders. Currently, the number of directors of the Corporation is eight (8). At the Annual Meeting, the Corporation’s shareholders are being asked to elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

All eight (8) of the nominees for election as directors at the Annual Meeting as set forth in the following table are incumbent directors, and all of the nominees have been previously elected as directors by the Corporation’s shareholders. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted for such nominees. In the event that any of the nominees for director should, before the Annual Meeting, become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Corporation’s existing Board, unless other directions are given in the proxies. To the best of the Corporation’s knowledge, all of the nominees will be available to serve.

For each of the eight (8) nominees for election at the Annual Meeting, set forth below is biographical and other information as of March 1, 2012 as to each nominee’s positions and offices held with the Corporation, principal occupations during the past five years, directorships of public companies and other organizations held during the past five years and the specific experience, qualifications, attributes or skills that, in the opinions of the Nominating Committee and the Board of Directors, make each nominee qualified to serve as a director of the Corporation:

Name	Age	Principal Occupation	Director Since
John J. Calamari	57	Former Executive Vice President and Chief Financial Officer of J.G. Wentworth	2003
Lawrence J. DeAngelo	45	Managing Director of SunTrust Robinson Humphrey Investment Bank	2001
Daniel P. Dyer	53	CEO of Marlin Business Services Corp.	1997
Edward Grzedzinski	56	Managing Partner of GTX Partners, LLC	2006
Kevin J. McGinty	63	Managing Director of Peppertree Capital Management Inc.	1998
Matthew J. Sullivan	54	Partner with Peachtree Equity Partners	2008
J. Christopher Teets	39	Partner of Red Mountain Capital Partners LLC.	2010
James W. Wert	65	President & CEO of CM Wealth Advisors, Inc.	1998

John J. Calamari:

Biography.    Mr. Calamari has been a director since November 2003. Since November 2009, Mr. Calamari has served as an independent consultant in accounting and financial matters for various clients in diverse industries. Mr. Calamari served as the Executive Vice President and Chief Financial Officer of J.G. Wentworth from March 2007 until November 2009. Prior to that time, Mr. Calamari was Senior Vice President, Corporate Controller of Radian Group Inc., where he oversaw Radian’s global controllership functions, a position he held after joining Radian in September 2001. From 1999 to August 2001, Mr. Calamari was a consultant to the financial services industry, where he structured new products and strategic alliances, established financial and administrative functions and engaged in private equity financing for startup enterprises. Mr. Calamari served as Chief Accountant of Advanta from 1988 to 1998, as Chief Financial Officer of Chase Manhattan Bank Maryland and Controller of Chase Manhattan Bank (USA) from 1985 to 1988 and as Senior Manager at Peat, Marwick, Mitchell & Co. (now KPMG LLP) prior to 1985. In addition, Mr. Calamari served as a director of Advanta National Bank, Advanta Bank USA and Credit One Bank. Mr. Calamari received his undergraduate degree in accounting from St. John’s University in 1976.

Qualifications.    Mr. Calamari has over 34 years of banking and financial experience, including five years serving in the role of Chief Financial Officer for a bank and a financial services company. Mr. Calamari achieved the level of certified public accountant, and he has served as Chairman of the Corporation’s Audit Committee since July 2004. He has seven years of past service as a director of several non-public banks and financial services companies. Mr. Calamari has also had leadership positions with various community organizations. The Board has determined that Mr. Calamari is an independent director and is financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board views Mr. Calamari’s independence, his banking and financial experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board’s conclusion that Mr. Calamari should serve as a director of the Corporation.

Lawrence J. DeAngelo:

Biography.    Mr. DeAngelo has been a director since July 2001. Mr. DeAngelo is a Managing Director with SunTrust Robinson Humphrey, an investment bank based in Atlanta, Georgia. Mr. DeAngelo served as a Managing Director with Roark Capital Group, a private equity firm based in Atlanta, Georgia from 2005 until January 2010. Prior to joining Roark in 2005, Mr. DeAngelo was a Managing Director of Peachtree Equity Partners, a private equity firm based in Atlanta, Georgia. Prior to co-founding Peachtree in April 2002, Mr. DeAngelo held numerous positions at Wachovia Capital Associates, the private equity investment group of Wachovia Bank, from 1996 to April 2002, the most recent of which was Managing Director. From 1995 to 1996, Mr. DeAngelo worked at Seneca Financial Group, and from 1992 to 1995, Mr. DeAngelo worked in the Corporate Finance Department at Kidder, Peabody & Co. From 1990 to 1992, Mr. DeAngelo attended business school. From 1988 to 1990, Mr. DeAngelo was a management consultant with Peterson & Co. Consulting. Mr. DeAngelo received his undergraduate degree in economics from Colgate University and his MBA from the Yale School of Management.

Qualifications.    Mr. DeAngelo has over 20 years of experience as an investment banker and private equity professional, including 12 years serving in the role of Managing Director for a variety of private equity firms. He served as Chairman of the Corporation’s Nominating and Governance Committee from November 2003 to March 2009, and has served as Chairman of the Corporation’s Compensation Committee since March 2009. He has served as a director of 10 privately held companies. The Board has determined that Mr. DeAngelo is an independent director and is financially literate within the meaning of applicable SEC rules. The Board views Mr. DeAngelo’s independence, his investment banking and private equity experience, his experience as a director of other companies and his demonstrated leadership roles in business as important qualifications, skills and experience for the Board’s conclusion that Mr. DeAngelo should serve as a director of the Corporation.

Daniel P. Dyer:

Biography.    Mr. Dyer has been Chief Executive Officer since co-founding the Corporation in 1997. In December of 2006, Mr. Dyer also assumed the role of President of the Corporation. From 1986 to 1997, Mr. Dyer served in a number of positions with Advanta Business Services, including Senior Vice President and Chief Financial Officer, where he was responsible for financial, IT, strategic planning and treasury functions. Mr. Dyer received his undergraduate degree in accounting and finance from Shippensburg University and is a licensed certified public accountant (non-active status).

Qualifications.    Mr. Dyer has over 28 years of experience in financial services, including 25 years experience in the equipment leasing industry. Mr. Dyer is co-founder of the Corporation and has served as Chairman of the Corporation’s Board of Directors from the Corporation’s inception in 1997 to March 2009, and he has served as the Corporation’s Chief Executive Officer since 1997. He has seven years of past service as a director of privately held companies. Mr. Dyer has also held leadership positions with various community organizations and industry related organizations including the Equipment Leasing and Finance Association’s Industry Futures Council and Foundation. The Board views Mr. Dyer’s leadership ability along with his significant industry knowledge and broad financial services expertise as important qualifications, skills and experience for the Board’s conclusion that Mr. Dyer should serve as a director of the Corporation.

Edward Grzedzinski:

Biography.    Mr. Grzedzinski has been a director since May 2006. Mr. Grzedzinski is a Managing Partner of GTX Partners LLC, a provider of information security and payment card industry compliance services. Mr. Grzedzinski served as the Chairman and Chief Executive Officer of NOVA Corporation from September 1995 to November 2004, and Vice Chairman of US Bancorp from July 2001 to November 2004. Mr. Grzedzinski has over 25 years of experience in the electronic payments industry and co-founded the predecessor of NOVA Corporation, NOVA Information Systems, in 1991. Mr. Grzedzinski served as a member of the Managing Committee of US Bancorp, and was a member of the Board of Directors of US Bank, N.A. Mr. Grzedzinski also served as Chairman of euroConex Technologies, Limited, a European payment processor owned by US Bancorp, until November 2004 and was a member of the Board of Directors of Indus International Inc., a global provider of enterprise asset management products and services, until October 2004. Mr. Grzedzinski was also Chairman of Veracity Payment Solutions, Inc., a payment processing and information services company, from 2007 until 2011 and is a director of Neenah Paper, Inc.

Qualifications.    Mr. Grzedzinski has over 25 years of experience in leadership roles with financial services companies, including 10 years serving in the role of Chief Executive Officer for an electronic payment services company. Mr. Grzedzinski has served as Chairman of the Corporation’s Nominating Committee since March 2009. He has eight years of service as a director of public companies, and has also spent over five years serving on the boards of several non-public financial services companies. Mr. Grzedzinski has also had leadership positions with various cultural and community organizations. The Board has determined that Mr. Grzedzinski is an independent director and is financially literate within the meaning of applicable SEC rules. The Board views Mr. Grzedzinski’s independence, his financial services experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board’s conclusion that Mr. Grzedzinski should serve as a director of the Corporation.

Kevin J. McGinty:

Biography.    Mr. McGinty has been a director since February 1998 and has served as non-executive Chairman of the Board of Directors of the Corporation since March 2009. Mr. McGinty is Managing Director of Peppertree Capital Management, Inc. (“Peppertree”), a private equity fund management firm. Prior to founding Peppertree in January 2000, Mr. McGinty served as a Managing Director of Primus Venture Partners during the period from 1990 to December 1999. In both organizations Mr. McGinty was involved in private equity investing, both as a principal and as a limited partner. From 1970 to 1990, Mr. McGinty was employed by Society National Bank, now KeyBank, N.A., where in his final position he was an Executive Vice President. Mr. McGinty received his undergraduate degree in economics from Ohio Wesleyan University and his MBA in finance from Cleveland State University.

Qualifications.    Mr. McGinty has over 40 years of experience in the banking and private equity industries, including 20 years as an officer of a bank and over 20 years serving in the role of Managing Director for a variety of private equity firms. He served as Chairman of the Corporation’s Compensation Committee from November 2003 to March 2009, and has served as Chairman of the Corporation’s Board of Directors since March 2009. He has 25 years of past service as a director of privately held companies. Mr. McGinty has also had leadership positions with various cultural and community organizations. The Board has determined that Mr. McGinty is an independent director and is financially literate within the meaning of applicable SEC rules. The Board views Mr. McGinty’s independence, his banking experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board’s conclusion that Mr. McGinty should serve as a director of the Corporation.

Matthew J. Sullivan:

Biography.    Mr. Sullivan has been a director since April 2008. Mr. Sullivan is a Partner with Peachtree Equity Partners (“Peachtree”), a private equity investment firm. Mr. Sullivan co-founded Peachtree in 2002. From 1994 to 2002, Mr. Sullivan held numerous positions at Wachovia Capital Associates, the private equity investment group of Wachovia Bank, the most recent of which was Managing Director. From 1983 to 1994, Mr. Sullivan worked in the Corporate Finance Department at Kidder, Peabody & Co. and previously with Arthur Andersen & Company where he earned his certified public accountant license (currently non-active status). Mr. Sullivan received his undergraduate degree in finance from the University of Pennsylvania and his MBA from Harvard Business School.

Qualifications.    Mr. Sullivan has over 20 years of experience as an investment banker and private equity professional, including over 10 years serving in the role of Managing Director for a variety of private equity firms. He has over 10 years of past service as a director of privately held companies. Mr. Sullivan has also had leadership positions with various cultural and community organizations. The Board has determined that Mr. Sullivan is an independent director and is financially literate within the meaning of applicable SEC rules. The Board views Mr. Sullivan’s independence, his investment banking and private equity experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board’s conclusion that Mr. Sullivan should serve as a director of the Corporation.

J. Christopher Teets:

Biography.    Mr. Teets has been a director since May 2010. Mr. Teets has served as a Partner of Red Mountain Capital Partners LLC (“Red Mountain”), an investment firm, since February 2005. Before joining Red Mountain in 2005, Mr. Teets was an investment banker at Goldman Sachs & Co. Prior joining Goldman Sachs in 2000, Mr. Teets worked in the investment banking division of Citigroup. Mr. Teets has served as a director of Air Transport Services Group, Inc. since February 2009 and has served as a director of Encore Capital Group, Inc. since May 2007. Mr. Teets also served as a director of Affirmative Insurance Holdings, Inc. from August 2008 until September 2011. Mr. Teets holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics.

Qualifications.    Mr. Teets has over 14 years of experience as an investment banker and investment professional, which includes advising and investing in financial institutions. Mr. Teets’ experience also includes seven years serving as a Partner for an investment firm. He has five years of service as a director of other public companies and currently sits on the boards of two such companies. The Board has determined that Mr. Teets is an independent director, and is financially literate. The Board views Mr. Teets’ independence, his investment banking and public and private investing experience, his experience with financial institutions, his experience as a director of other public companies and his demonstrated leadership roles in business as important qualifications, skills and experience for the Board’s conclusion that Mr. Teets should serve as a director of the Corporation.

James W. Wert:

Biography.    Mr. Wert has been a director since February 1998. Mr. Wert is President and CEO of CM Wealth Advisors, Inc. f/k/a Clanco Management Corp., which is a wealth management and investment advisory firm headquartered in Cleveland, Ohio. Prior to joining Clanco in May 2000, Mr. Wert served as Chief Financial Officer and then Chief Investment Officer of KeyCorp, a financial services company based in Cleveland, Ohio, and its predecessor, Society Corporation, until 1996, holding a variety of capital markets and corporate banking leadership positions spanning his 25 year banking career. Mr. Wert received his undergraduate degree in finance from Michigan State University in 1971 and completed the Stanford University Executive Program in 1982. Mr. Wert also serves as Vice Chairman and Director of Park-Ohio Holdings Corp.

Qualifications.    Mr. Wert has over 25 years of experience in the banking and financial services industries, including 20 years as a senior officer of a bank. He served as Chairman of the Corporation’s Audit Committee from November 2003 to July 2004. He has 19 years of service as a director of public companies, and has also spent 16 years serving on the boards of several non-public entities. Mr. Wert has also had leadership positions with various cultural and community organizations. The Board has determined that Mr. Wert is an independent director and is financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board views Mr. Wert’s independence, his banking and financial services experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for the Board’s conclusion that Mr. Wert should serve as a director of the Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the shareholders vote “FOR” the eight (8) nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

Proposal 2:

Non-Binding Advisory Vote on Executive Compensation

The following proposal gives the Corporation’s shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Corporation’s named executive officers. This vote is provided as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Corporation is asking its shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Marlin Business Services Corp. (“Marlin”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in Marlin’s Proxy Statement for the 2012 Annual Meeting of Shareholders, is hereby approved.”

While the Corporation intends to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Corporation, the Board of Directors or the Compensation Committee. The Board and Compensation Committee value the opinions of all of the Corporation’s shareholders and will consider the outcome of this vote when making future compensation decisions for the Corporation’s named executive officers.

As described in detail under “Compensation Discussion and Analysis” in this Proxy Statement, our executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals by the Corporation and to align executives’ interests with those of the Corporation’s shareholders by rewarding performance against established goals, with the ultimate objective of improving shareholder value. The Compensation Committee of the Board of Directors evaluates both performance and compensation to ensure that the Corporation maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive in the marketplace. To that end, we believe that our compensation program, with its balance of short-term incentives (including cash compensation) and long-term incentives (including equity-based compensation), and share ownership guidelines reward sustained performance that is measured against established goals and aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Proposal 3:

Approval of Increase in Number of Shares Authorized Under the Corporation’s 2003 Equity Compensation Plan, as Amended and Approval of the Corporation’s 2003 Equity Compensation Plan, as Amended

On January 26, 2012, the Board adopted, subject to shareholder approval at the Annual Meeting, an amendment to the Corporation’s 2003 Equity Compensation Plan, as Amended (the “Equity Plan”) that would increase the total number of shares of our common stock authorized for issuance under the Equity Plan from 3,300,000 shares to 4,150,000 shares, an increase of 850,000 shares. The Board has directed that the proposal to increase the number of shares available for issuance under the Equity Plan be submitted to our shareholders for their approval at the Annual Meeting. In addition, the Corporation’s shareholders are being asked to approve the entire Equity Plan, as amended. Shareholder approval of the increase in shares authorized for issuance under the Equity Plan, as well as of the entire Equity Plan, as amended, is being sought (i) so that compensation attributable to grants under the Equity Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of Section 162(m) under “Federal Income Tax Consequences” below), and (ii) in order for incentive stock options to meet the requirements of the Code. As of March 1, 2012, there were 180,374 shares of common stock available for future grants under the Equity Plan. As of March 1, 2012, a net total of 3,119,626 stock option and restricted stock awards had been granted under the Equity Plan. Of the 180,374 shares of common stock available for future grants under the Equity Plan as of March 1, 2012, only 27,402 were eligible for issuance as stock awards (“Stock Awards”), stock units (“Stock Units”) or other equity-based awards (“Other Equity Awards”). If the amendment to the Equity Plan to increase the number of shares of common stock authorized to be issued under the Equity Plan is approved, the total number of shares of common stock that may be issued under the Plan will be 4,150,000 shares of common stock, meaning that 1,030,374 shares of common stock will be available for grants under the Equity Plan, of which 877,402 will be eligible for issuance as Stock Awards, Stock Units or Other Equity Awards.

The Board believes that the number of shares currently available for issuance under the Equity Plan is not sufficient in view of our compensation structure and strategy. The Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Equity Plan. In addition, the Board believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, advisors, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in us. The Board believes that the availability of the additional 850,000 shares will ensure that we continue to have a sufficient number of shares authorized for issuance under the Equity Plan.

The material terms of the Equity Plan are summarized below. A copy of the proposed amendment to the Plan is attached as Appendix A to this Proxy. The full text of the Equity Plan is contained in Appendix B to this Proxy. The summary of the Equity Plan below is not intended to be a complete description of the Equity Plan. This summary is qualified in its entirety by the actual text of the Equity Plan to which reference is made.

Material Features of the Equity Plan

General

The Equity Plan initially became effective on October 12, 2003 and provides for the grant of nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”, and together with NQSOs, “Options”), stock appreciation rights (“SARs”), dividend equivalents (“Dividend Equivalents”), Stock Awards, Stock Units, and Other Equity Awards.

The Equity Plan currently authorizes the issuance of 3,300,000 shares of common stock; provided, however, that not more than 1,650,000 shares shall be available for issuance as Stock Awards, Stock Units and Other Equity Awards. The Corporation’s shareholders are being asked to consider and approve a proposal that would, commencing on the date of the Annual Meeting, increase the number of shares of common stock currently available for grants under the Equity Plan by 850,000 shares, all of which will be available for issuance as Stock Awards, Stock Units, and Other Equity Awards, so that the total number of shares of common stock that may be granted under the Plan will be 4,150,000, of which 2,500,000 shall be available for issuance as Stock Awards, Stock Units and Other Equity Awards. If the amendment to the Equity Plan to increase the total number of shares of common stock available for issuance under the Equity Plan is approved, 1,030,374 shares of common stock will be available for grants under the Equity Plan, of which 877,402 will be eligible for issuance as Stock Awards, Stock Units or Other Equity Awards. The Equity Plan provides that the maximum number of shares of common stock that may be subject to grants to any individual in any calendar year is 200,000 shares.

If any grant terminates, expires or is canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, or Other Equity Awards are forfeited, the shares subject to such grants shall again be available for purposes of the Equity Plan. If certain extraordinary events affecting the Corporation’s common stock occur, the Compensation Committee may make adjustments to the total number of shares of common stock available for grants under the Equity Plan, the maximum number of shares of common stock that may be awarded under the Equity Plan to an individual in any year, the number and kind of shares of common stock covered by outstanding grants, the kind of shares to be issued or transferred under the Equity Plan, and the price per share of the grants.

Administration.    The Equity Plan is administered and interpreted by the Compensation Committee. However, the Board will approve and administer all grants to non-employee directors. The Compensation Committee may delegate its authority under the Equity Plan to a subcommittee. The Compensation Committee of the Board currently consists of Messrs. DeAngelo (chairman), Grzedzinski and Wert, each of whom is a non-employee and outside director. The Compensation Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Equity Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Equity Plan.

Eligibility for Participation.    All employees of the Corporation and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) are eligible to participate in the Equity Plan. Consultants and advisors who perform services for the Corporation or any of its subsidiaries (“Key Advisors”) shall also be eligible to participate in the Equity Plan, subject to certain conditions set forth in the Equity Plan. The Employees, Non-Employee Directors and Key Advisors are collectively referred to herein as “Grantees.”

Types of Grants

Options.    The Compensation Committee may grant to a Grantee Options intended to qualify as ISOs, within the meaning of Section 422 of the Code, or NQSOs that are not intended to qualify as ISOs, or any combination of ISOs and NQSOs. Options become exercisable according to the terms and conditions determined by the Compensation Committee and set forth in the grant instrument. The Compensation Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

The exercise price per share subject to an Option will be determined by the Compensation Committee and will be equal to or greater than the fair market value of the Corporation’s shares of common stock on the date of grant. The Compensation Committee also determines the term of each Option, up to a maximum ten-year term. If the Grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of the Corporation’s outstanding shares, the term may not exceed five years from the date of grant and the exercise price cannot be less than 110% of the fair market value of the shares of common stock on the date of grant.

Grantees may pay the exercise price of an Option: (i) in cash, (ii) by delivering to the Corporation shares of common stock owned by the Grantee and having a fair market value on the date of exercise equal to part or all of the exercise price of the Option or by attestation to ownership of such shares, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method approved by the Compensation Committee.

Stock Awards.    The Compensation Committee may issue or transfer shares of common stock to a Grantee under a Stock Award upon such terms as the Committee deems appropriate. The Compensation Committee may require that Grantees pay consideration for the Stock Awards and may establish conditions under which restrictions on Stock Awards lapse over a period of time or according to such other criteria as the Committee determines appropriate. The Compensation Committee shall determine the number of shares of common stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares. Unless the Compensation Committee determines otherwise, during the restriction period, the Grantee will have the right to vote the shares of common stock subject to the Stock Award and to receive any dividends or other distributions paid on such shares, subject to any restrictions determined appropriate by the Compensation Committee.

Stock Appreciation Rights.    The Compensation Committee may grant SARs to a Grantee separately or in tandem with any Option. The base amount of each SAR shall be established by the Compensation Committee at the time the SAR is granted and, unless the Committee determines otherwise, the base amount of each SAR shall equal the per share exercise price of the related Option or, if there is no related Option, the fair market value of the Corporation’s common stock on the date of the grant of the SAR. Upon exercise of a SAR, the Grantee will receive an amount equal to the excess of the fair market value of the Corporation’s common stock on the date of exercise over the base amount of the SAR set forth in the grant instrument. Such payment to the Grantee will be in cash, in common stock of the Corporation or a combination of cash and common stock, as determined by the Compensation Committee. The Compensation Committee will also determine the period when SARs vest and become exercisable and whether SARs will be granted in connection with, or independently of, any Options. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may be exercised while the Grantee is employed by or providing service to the Corporation or within a specified period of time after termination of such service or employment.

Stock Units.    The Compensation Committee may grant phantom units representing one or more shares of common stock to a Grantee upon such terms as the Committee deems appropriate. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of common stock, if specified conditions are met, or under other circumstances. The Compensation Committee determines the number of Stock Units that will be granted, the requirements applicable to the Stock Units and any other terms and conditions of the Stock Unit. Payments with respect to Stock Units will be paid to the Grantee in cash, the Corporation’s common stock or a combination of cash and common stock, as determined by the Compensation Committee.

Other Equity Awards.    The Compensation Committee may grant Other Equity Awards that are awards (other than Options, SARs, Stock Awards, Stock Units or Dividend Equivalents) that are based on, measured by or payable in the Corporation’s common stock to any Grantee, on such terms and conditions as the Committee shall determine. These Other Equity Awards may be awarded subject to the achievement of performance goals or other conditions and are payable in cash, the Corporation’s common stock or any combination of cash and common stock. The terms and conditions for these Other Equity Awards will be determined by the Compensation Committee.

Dividend Equivalents.    The Compensation Committee may include in a grant instrument with respect to any grant a Dividend Equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the grant is outstanding and unexercised, on the shares of the Corporation’s common stock covered by the grant as if such shares were then outstanding. The Compensation Committee determines whether Dividend Equivalents shall be paid currently or credited to a bookkeeping account as a dollar amount or in the form of Stock Units. The terms and conditions of Dividend Equivalents are determined by the Compensation Committee.

Qualified Performance-Based Compensation

The Compensation Committee may determine that Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. When Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards that are to be considered “qualified performance-based compensation” are granted, the Compensation Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Equity Plan and Section 162(m) of the Code, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Corporation and its subsidiaries as a whole, or any combination of the foregoing. The Compensation Committee shall use objectively determinable performance goals based on one or more of the following criteria: total shareholder return; total shareholder return as compared to total shareholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality.

The Compensation Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

The maximum number of shares of the Corporation’s common stock that may be subject to grants made to an individual during a calendar year shall not exceed 200,000 shares. If Dividend Equivalents are granted as “qualified performance-based compensation,” the maximum amount of Dividend Equivalents that may be credited to the Employee’s account in a calendar year is $250,000.

Announcement of Grants

The Compensation Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Corporation’s financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards for the performance period shall be forfeited or shall not be made, as applicable. Any grants that are to be paid as a result of achievement of performance goals shall be paid as specified in the grant instrument.

Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any grant under the Equity Plan. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals.

Change of Control of the Corporation

Upon a Change of Control (as defined in the Equity Plan), (i) the Corporation shall provide each Grantee with outstanding grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iv) all Grantees holding Stock Units, Dividend Equivalents and Other Equity Awards shall receive a payment in settlement of such Stock Units, Dividend Equivalents and Other Equity Awards in an amount determined by the Compensation Committee.

Assumption of Grants.    Upon a Change of Control where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Other Alternatives.    Notwithstanding the foregoing, in the event of a Change of Control, unless the Grantee’s employment agreement, if any, with the Corporation provides otherwise, the Compensation Committee may take one or both of the following actions with respect to any or all outstanding Options and SARs: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Corporation, in cash or the Corporation’s common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of the Corporation’s common stock subject to the Grantee’s unexercised Options and SARs exceeds the exercise price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

Shareholder Approval for Qualified Performance-Based Compensation

If Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards are granted as qualified performance-based compensation under section 162(m) of the Code, the Equity Plan must be re-approved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Equity Plan.

Amendment and Termination of the Equity Plan

The Board may amend or terminate the Equity Plan at any time; provided, however, that the Board shall not amend the Equity Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements. The Equity Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Equity Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

Grants under the Equity Plan

As of March 1, 2012, there were 180,374 shares of common stock available for future grants under the Equity Plan, of which only 27,402 were eligible for issuance as Stock Awards, Stock Units or Other Equity Awards. As of March 1, 2012, a net total of 3,119,626 Options and Stock Awards had been granted under the Equity Plan. No SARs, Stock Units, Dividend Equivalents or Other Equity Awards have been granted under the Equity Plan. If the amendment to the Equity Plan to increase the number of shares of common stock available to be issued under the Equity Plan is approved, 1,030,374 shares of common stock will be available for grants under the Equity Plan, of which 877,402 will be eligible for issuance as Stock Awards, Stock Units or Other Equity Awards.

No grants have been made under the Equity Plan that are subject to shareholder approval at the Annual Meeting. It is not possible at present to predict the number of grants that will be made or who will receive any such grants under the Equity Plan after the Annual Meeting.

Federal Income Tax Consequences

The federal income tax consequences of grants under the Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Equity Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to Grantees, as the consequences may vary with the types of grants made, the identity of the Grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the Grantee’s standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the Equity Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. As a general rule, the Corporation will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Corporation will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)	If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Corporation’s tax deduction will be delayed until the risk of forfeiture lapses, unless the Grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)	If an employee exercises an Option that qualifies as an ISO, no ordinary income will be recognized, and the Corporation will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of the Option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Corporation will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)	A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that Options and SARs granted under the Equity Plan will be qualified performance-based compensation. Stock Units, Stock Awards, Dividend Equivalents, and Other Equity Awards granted under the Equity Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

Under the Equity Plan, we have the right to require that Grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a Grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a Grantee to satisfy our withholding obligation with respect to grants paid in common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the approval of an increase in the number of shares authorized under the Corporation’s 2003 Equity Compensation Plan and the approval of the Corporation’s 2003 Equity Compensation Plan, as Amended. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

Proposal 4:

Approval of the Corporation’s 2012 Employee Stock Purchase Plan

On December 31, 2011, the Corporation’s 2003 Employee Stock Purchase Plan (the “2003 Plan”) terminated by its terms as the remaining shares available for purchase under the 2003 Plan were purchased under the 2003 Plan on such date. As a result of the termination of the 2003 Plan, on January 26, 2012, the Board accepted the recommendation of management, subject to shareholder approval at the Annual Meeting, to adopt a new Employee Stock Purchase Plan (the “2012 ESPP”). The Board has directed that the proposal to adopt the 2012 ESPP and authorize for issuance 140,000 shares thereunder be submitted to our shareholders for their approval at the Annual Meeting. If approved by our shareholders, the 2012 ESPP will be effective on May 24, 2012.

The Board has concluded that the Corporation’s ability to attract, retain and motivate top quality employees is material to the Corporation’s success and would be enhanced by the Corporation’s continued ability to offer an employee stock purchase plan. In addition, the Board believes that the Corporation’s interests and the interests of the Corporation’s shareholders will be advanced if the Corporation can continue to offer employees the opportunity to acquire, or increase, their ownership interests in the Corporation through an employee stock purchase plan. Shareholder approval of the 2012 ESPP is being sought in order for the 2012 ESPP to meet the requirements of Section 423 of the Internal Revenue Code and to comply with the listing maintenance standards of the NASDAQ Stock Market.

The material terms of the 2012 ESPP are summarized below. This summary of the 2012 ESPP is not intended to be a complete description of the 2012 ESPP, and is qualified in its entirety by the actual text of the 2012 ESPP attached to this Proxy Statement as Appendix C.

Material Features of the 2012 Employee Stock Purchase Plan

Purpose.    The purpose of the 2012 ESPP is to provide participating employees the opportunity to have an ownership interest in the Corporation through an after-tax payroll deduction-based plan.

Administration.    The 2012 ESPP will be administered by the plan administrator, which is a committee appointed by the Board. The Board has designated the Compensation Committee as the plan administrator for the 2012 ESPP. Currently, there are three members on the Compensation Committee, each of whom is a non-employee member of the Board. Compensation Committee members serve until their resignation or removal by the Board. As the plan administrator, the Compensation Committee has full discretion to interpret and construe any provision of the 2012 ESPP and to adopt such rules and regulations for administering the 2012 ESPP as it deems necessary. Decisions of the Compensation Committee are final and binding on all parties having an interest in the 2012 ESPP.

Shares Available for Issuance Under the 2012 ESPP.    We have reserved 140,000 shares of common stock for issuance under the 2012 ESPP. The foregoing share limit is subject to adjustments in certain circumstances described below.

Adjustments.    In connection with stock splits, reverse stock splits, stock dividends, spinoff, recapitalizations, combination of shares, exchange of shares and other events affecting the Corporation’s common stock, the

Compensation Committee will make equitable adjustments to the maximum number and class of securities issuable under the 2012 ESPP, the maximum number and class of securities purchasable per participant on any purchase date, the maximum number and class of securities purchasable in total by all participants on any purchase date and the number and class of securities and the price per share in effect under each outstanding option, in order to prevent the dilution or enlargement of benefits thereunder.

Eligibility.    An eligible employee will be eligible to participate in the 2012 ESPP if, as of the start date of an offering period, the employee is employed by the Corporation or a participating employer as an employee (and not as an independent contractor), and the employee’s customary employment is for more than 20 hours per week and more than five months during the calendar year. However, because of requirements under the Internal Revenue Code, an employee will not be eligible to participate in the 2012 ESPP if the employee owns 5% or more of the total combined voting power or value of all the classes of the Corporation’s stock or any of the Corporation’s subsidiaries. For purposes of determining who is a 5% percent owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account. None of the Corporation’s non-employee directors are eligible to participate in the 2012 ESPP.

Offering Periods.    Under the 2012 ESPP, each eligible employee is granted an option to purchase shares of the Corporation’s common stock during an offering period. Each offering period will generally be a period of 12 months, with one or more purchase intervals that will generally occur every six months during the offering period. Subject to shareholder approval of the 2012 ESPP, the first offering period will begin on July 2, 2012, and will end on the last business day in June 2013. A new offering period will begin on January 2, 2013 and the first business day of each subsequent July and January, until the 2012 ESPP terminates. Each offering period will continue for 12 months and will end on the last business day of the 12-month period. The Compensation Committee may shorten the length of each offering period prior to the start date of such offering period.

Participation.    If an eligible employee elects to participate in the 2012 ESPP, on the first day of the offering period they will be granted a purchase right to purchase shares of the Corporation’s common stock under the 2012 ESPP. The purchase right will continue in effect during the offering period and will be exercised on the last business day of each purchase interval, which is the purchase date. On each purchase date the eligible employee will automatically be deemed to have exercised the employee’s purchase right to purchase whole shares of stock with their accumulated payroll deductions for the purchase interval, unless the eligible employee notifies the Compensation Committee in advance of his or her desire not to make such a purchase. No fees, commissions, or other expenses will be charged to an eligible employee when the employee purchases stock under the 2012 ESPP.

The purchase price for shares of the Corporation’s common stock purchased under the 2012 ESPP will be the lower of (i) 95% of the closing selling price of the Corporation’s common stock on the first day of the offering period or (ii) 95% of the closing selling price per share of the Corporation’s common stock on the purchase date, unless the Compensation Committee determines otherwise prior to the beginning of the particular offering period.

The number of shares that will be purchased for each eligible employee participant on a purchase date will depend on the purchase price of the shares and the total amount of payroll deductions during the purchase interval ending on that purchase date. For example, if the purchase price is $10 per share and an eligible employee has $500 of accumulated payroll deductions on the purchase date, the eligible employee will purchase 50 shares.

Payroll Deductions.    Eligible employees will indicate via a payroll deduction authorization form, the portion of compensation (in whole percentage amounts from 1% to 10%) to have deducted from pay, on an after-tax basis, for the purchase of stock under the 2012 ESPP. At any time during the offering period, the eligible employee may reduce the rate of payroll deductions by filing the appropriate form with the Compensation Committee. An eligible employee is limited to one such reduction per offering period. An eligible employee may, prior to the commencement of a purchase interval within an offering period increase the rate of payroll deductions by filing the appropriate form with the Compensation Committee prior to the commencement of the purchase interval.

For purposes of the 2012 ESPP, “compensation” means an eligible employee’s regular base salary paid during the period of participation in an offering period, plus all overtime payments, commissions, profit-sharing distributions or other incentive-type payments received during such period. An eligible employee’s compensation will be determined before giving effect to any compensation reductions made in connection with plans described in section 401(k), 125 or 132(f) of the Internal Revenue Code or as a result of any income or employment tax withholdings. Compensation does not include any contributions made on behalf of an eligible employee by the eligible employee’s employer to any employee benefit or welfare plan. Contributions to the 2012 ESPP are treated as general assets of the Corporation and are not held in trust. No interest is credited to the amounts eligible employees contribute to the 2012 ESPP.

Maximum Number of Purchasable Shares.    Only whole shares of the Corporation’s common stock will be purchased. Unless the Compensation Committee determines otherwise prior to the beginning of the offering period, an eligible employee may not purchase more than 900 shares of the Corporation’s common stock on any purchase date, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, unless the Compensation Committee determines otherwise prior to the beginning of the offering period, the maximum number of shares that all eligible employees in the 2012 ESPP may purchase, in the aggregate, on any purchase date is 50,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. An eligible employee may not purchase a share of stock for a purchase interval after the expiration of the purchase date of the offering.

Further, as a result of Internal Revenue Code restrictions, an eligible employee may not purchase shares of the Corporation’s common stock having more than an aggregate market value of $25,000, determined at the beginning of each offering period, under the 2012 ESPP during any calendar year. Moreover, an eligible employee will not be granted purchase rights under the 2012 ESPP if, immediately after the grant, they would own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation’s stock or any subsidiary. If a purchase right is outstanding in more than one calendar year, the common stock purchased will be applied first against the $25,000 limitation for the earliest year the purchase right was outstanding, and then against the $25,000 limitation for each succeeding year, in order.

Excess Payroll Deductions after a Purchase Date.    If any of an eligible employee’s payroll deductions are not applied to the purchase of shares of the Corporation’s common stock on any purchase date under the 2012 ESPP because they are not sufficient to purchase a whole share of the Corporation’s common stock, such excess amounts will be held for purchase of common stock on the next purchase date. However, if any of the payroll deductions are not used to purchase common stock on any purchase date on account of the limitation on the maximum number of shares purchasable per eligible employee or in total by all eligible employees on the purchase date, such amounts will be refunded.

If during a calendar year a continuation of an eligible employee’s payroll deductions would cause the employee to purchase shares of the Corporation’s common stock having more than an aggregate fair market value of $25,000, no further payroll deductions will be collected from the employee for those purchase dates in which the employee would exceed the $25,000 limitation. This suspension will not terminate the eligible employee’s purchase right for the offering period in which they are enrolled and payroll deductions will automatically resume on their behalf as soon as the employee is able to purchase shares during the offering period without exceeding the $25,000 limitation.

If the total number of shares purchasable pursuant to outstanding purchase rights on a particular date exceeds the number of shares available for issuance under the 2012 ESPP, the Compensation Committee will make a pro-rata allocation of available shares, and any excess payroll deductions in excess of the aggregate payable purchase price will be promptly refunded.

Cessation of Participation.    Participants may withdraw from an offering period at any time prior to a purchase date by filing an appropriate form with the Compensation Committee within the time period required by the Compensation Committee prior to the purchase date, and no further payroll deductions will be collected from the participant with respect to that offering period. A participant who elects to ceases participation in the 2012 ESPP for a particular offering period may not rejoin that offering period at a later date. If an eligible employee terminates employment or otherwise ceases to be eligible to participate in the 2012 ESPP for any reason while their purchase rights remain outstanding, the purchase rights will immediately terminate, the accumulated payroll deductions for the purchase interval will be refunded, no purchases will be made, and no further payroll deductions will occur.

Transferability.    Neither payroll deductions credited to a participant nor any rights with regard to the exercise of a purchase right under the 2012 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant.

Change in Control.    If the Corporation experiences a change in control while the 2012 ESPP is in effect, all outstanding purchase rights under the 2012 ESPP will automatically be exercised immediately prior to the effective date of any change in control and the purchase price for each share of the Corporation’s common stock under the 2012 ESPP on such purchase date will be equal to 95% of the lesser of the closing selling price per share of our common stock on the first day of the offering period in which the employee is enrolled or the closing selling price of our stock immediately prior to the change in control. If a change in control occurs, the limitation on the aggregate number of shares that all eligible employees may purchase on the purchase date will not apply.

Amendment.    The Board may amend or terminate the 2012 ESPP at any time, with such amendment or termination to become effective immediately following the close of any purchase interval. However, the Board may not amend the 2012 ESPP without shareholder approval if such amendment increases the number of shares of the Corporation’s common stock issuable under the 2012 ESPP except for permissible adjustments in the event of changes in our capitalization, if required to do so under Section 423 of the Internal Revenue Code, or if required to do so under applicable stock exchange requirements.

Termination.    Unless sooner terminated by the Board, the 2012 ESPP will terminate upon the earlier of (i) the last business day immediately preceding the tenth anniversary of the effective date of the 2012 ESPP, (ii) the date all shares available for issuance under the 2012 ESPP have been issued or (iii) the date all options are exercised in connection with a change in control. If the Plan is terminated, any outstanding payroll deductions not used to purchase common stock on the applicable purchase date will be refunded to the participant.

Benefits under the 2012 ESPP.    The benefits to be received by the Corporation’s executive officers and other employees under the 2012 ESPP are not determinable because, under the terms of the 2012 ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the 2012 ESPP. Members of the Board who are not employees do not qualify as eligible employees and thus cannot participate in the 2012 ESPP. Future purchase prices are not determinable because they will be based upon the closing selling price of the Corporation’s common stock. No shares of the Corporation’s common stock have been issued with respect to the 2012 ESPP for which shareholder approval is being sought under this proposal.

On April 17, 2012, the closing selling price of a share of the Corporation’s common stock on the Nasdaq Stock Market was $14.87.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the 2012 ESPP. The 2012 ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The 2012 ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the 2012 ESPP is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the 2012 ESPP.

Under the Internal Revenue Code as currently in effect, a participant in the 2012 ESPP will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant’s purchase of the Corporation’s common stock under the 2012 ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of the Corporation’s common stock or upon his or her death.

If a participant sells the common stock purchased under the 2012 ESPP more than two years after the date on which the option to purchase the common stock was granted and more than one year after the purchase of the common stock (the holding period), a portion of the participant’s gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on lesser of the excess of the fair market value of the shares at the time the option was granted over the purchase price or the excess of the fair market value of the shares at the time of disposition or death over the purchase price. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the Corporation’s common stock is held by the participant. The Corporation will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

If a participant sells the common stock before the expiration of the holding period (a disqualifying disposition), the participant generally will be taxed at ordinary income tax rates to the extent that the value of common stock on the purchase date exceeded the purchase price. The Corporation generally will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant’s basis in the common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long common stock is held by the participant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the shareholders vote “FOR” the approval the Corporation’s 2012 Employee Stock Purchase Plan. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2012, by:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers in the Summary Compensation Table below;

•	each of our directors and nominees; and

•	all of our executive officers, directors and nominees as a group.

Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which such person has no economic interest.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Executive Officers, Directors and Nominees
Daniel P. Dyer(1,2)	425,537	3.34%
George D. Pelose(1,2)	233,336	1.83
Lynne C. Wilson(1,2)	95,582	*
John J. Calamari(3)	36,134	*
Lawrence J. DeAngelo(3)	43,121	*
Edward Grzedzinski(3)	30,608	*
Kevin J. McGinty(3)	118,548	*
James W. Wert(3)	82,008	*
Matthew J. Sullivan(1,3,4)	2,333,967	18.34
J. Christopher Teets(1,5)	7,247	*
All executive officers, directors and nominees as a group (10 persons)(1,6)	3,426,290	26.57
Beneficial Owners of More Than 5% of Common Stock
Peachtree Equity Investment Management, Inc.(7) 1170 Peachtree St., Ste. 1610 Atlanta, GA 30309	2,309,934	18.17
Red Mountain Capital Partners LLC(8) 10100 Santa Monica Blvd, Ste. 925 Los Angeles, CA 90067	1,259,902	9.7
Columbia Wanger Asset Management, L.P.(9) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,216,000	9.4
Dimensional Fund Advisors LP.(10) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	953,141	7.44

*	Represents less than 1%.

(1)

Does not include options vesting more than 60 days after March 1, 2012, held by Mr. Dyer (69,580), Mr. Pelose (52,469), Ms. Wilson (18,425), and Mr. Teets (3,750). Includes, where applicable, shares held in the 2003 Employee Stock Purchase Plan and restricted shares awarded under the 2003 Equity Compensation Plan, as amended.

(2)	Includes options for Mr. Dyer (46,270), Mr. Pelose (30,786) and Ms. Wilson (9,936) to purchase shares that are currently exercisable or will become exercisable within 60 days following March 1, 2012.

(3)

Includes options for Mr. Calamari (15,898), Mr. DeAngelo (15,898), Mr. Grzedzinski (13,237), Mr. McGinty (18,981), Mr. Sullivan (10,745), Mr. Teets (1,250) and Mr. Wert (18,698) to purchase shares that are currently exercisable or will become exercisable within 60 days following March 1, 2012.

(4)

Includes 2,309,934 shares that are reported as beneficially owned by Peachtree Equity Investment Management, Inc., based solely on a Schedule 13G filed jointly by such entity, WCI (Private Equity) LLC (“WCI”) and Matthew J. Sullivan with the SEC on February 17, 2004. The shares are reported as directly owned by WCI, whose sole manager is Peachtree Equity Investment Management, Inc. (the “Manager”). The Manager could be deemed to be an indirect beneficial owner of the reported shares, and could be deemed to share such beneficial ownership with WCI. Matthew J. Sullivan is a director of the Manager, and could be deemed to be an indirect beneficial owner of the reported shares, and could be deemed to share such indirect beneficial ownership with the Manager and WCI. Mr. Sullivan disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(5)

The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC (“Red Mountain”), as described in footnote 8 below. Mr. Teets, a Partner of Red Mountain, disclaims beneficial ownership of the shares of the Corporation beneficially owned by Red Mountain.

(6)	Includes options to purchase 181,699 shares that are currently exercisable or will become exercisable within 60 days following March 1, 2012.

(7)

The shares reported as beneficially owned by Peachtree Equity Investment Management, Inc. are based solely on a Schedule 13G filed jointly by such entity, WCI (Private Equity) LLC (“WCI”) and Matthew J. Sullivan with the SEC on February 17, 2004. The shares are reported as directly owned by WCI, whose sole manager is Peachtree Equity Investment Management, Inc. (the “Manager”). The Manager could be deemed to be an indirect beneficial owner of the reported shares, and could be deemed to share such beneficial ownership with WCI. Matthew J. Sullivan is a director of the Manager, and could be deemed to be an indirect beneficial owner of the reported shares, and could be deemed to share such indirect beneficial ownership with the Manager and WCI. Mr. Sullivan disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(8)

The shares reported as beneficially owned by Red Mountain are reported as of May 16, 2011, based solely on a Schedule 13D/A (Amendment No. 3 to Schedule 13D) jointly filed on May 18, 2011 by Red Mountain and certain of its related persons. Mr. Teets, a Partner of Red Mountain, disclaims beneficial ownership of all shares of the Corporation beneficially owned by Red Mountain.

(9)

The shares reported as beneficially owned by Columbia Wanger Asset Management, L.P. (“Columbia”) are reported as of December 31, 2011, based solely on a Schedule 13G/A filed by Columbia on February 13, 2012. Columbia is the beneficial owner of 1,216,000 shares and these shares include shares held by Columbia Acorn Trust (CAT), a Massachusetts business trust that is advised by the reporting person. CAT holds 9.2% of the shares of issuer.

(10)

The shares reported as beneficially owned by Dimensional Fund Advisors LP (“Dimensional”) are reported as of December 31, 2011, based solely on a Schedule 13G filed by Dimensional on February 13, 2012. Dimensional reported that it does not possess any sole or shared voting or investment power over any shares beneficially owned. Dimensional disclaims beneficial ownership of the shares reported.

Executive Compensation

Compensation Discussion and Analysis

Compensation Overview

The Compensation Committee of the Board of Directors sets and administers the policies that govern our executive compensation, including:

•	establishing and reviewing executive base salaries;

•	overseeing the Corporation’s annual incentive compensation plans;

•	overseeing the Corporation’s long-term equity-based compensation plan;

•	approving all bonuses and awards under those plans; and

•

annually approving and recommending to the Board all compensation decisions for executive officers, including those for the Chief Executive Officer (the “CEO”) and the other officers named in the Summary Compensation Table (together with the CEO, the “Executive Officers”).

The current Executive Officers of the Corporation are Daniel P. Dyer, George D. Pelose and Lynne C. Wilson. All of them were Executive Officers during 2011.

The Compensation Committee operates under a written charter (accessible on the investor relations page of the Corporation’s website at www.marlincorp.com) and only independent directors serve on the Compensation Committee.

Compensation Philosophy.    The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Corporation, and which aligns executives’ interests with those of the shareholders by rewarding performance against established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Corporation maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive in the marketplace. To that end, the Compensation Committee believes executive compensation packages provided by the Corporation to its executives, including the Executive Officers, should include both cash and equity-based compensation that rewards performance as measured against established goals.

At the 2011 Annual Meeting, shareholders approved the Corporation’s compensation policies and programs with over 99% of the votes being cast in favor. The Compensation Committee has reviewed these results and intends to continue to follow its compensation philosophy.

Management’s Role in the Compensation-Setting Process.    The Compensation Committee makes all compensation decisions relating to the Executive Officers; however, the Corporation’s management plays a significant role in the compensation-setting process, including:

•	evaluating employee performance;

•	establishing performance targets and objectives; and

•	recommending salary and bonus levels and equity awards.

The CEO works with the Compensation Committee Chairman in establishing the agenda for Compensation Committee meetings. Management also prepares meeting information for each Compensation Committee meeting. The CEO also occasionally participates in Compensation Committee meetings at the Compensation Committee Chairman’s request to provide:

•	background information regarding the Corporation’s strategic objectives;

•	a tally sheet for each Executive Officer, setting forth total compensation and aggregate equity awards for each Executive Officer;

•	an evaluation of the performance of the Corporation’s officers, including the Executive Officers; and

•	compensation and equity award recommendations as to the Corporation’s officers, including the Executive Officers.

The Compensation Committee can exercise its discretion in modifying any recommended awards to the Corporation’s officers, including the Executive Officers. On January 26, 2012, the Compensation Committee chairman presented the 2011 bonus recommendations to the full Board of Directors of the Corporation, and the Board approved the 2011 bonus recommendations put forth by the CEO.

External Consultants and Benchmarking.    The Compensation Committee has utilized the services of an independent consulting firm, Watson Wyatt. In 2004, the Compensation Committee first engaged Watson Wyatt to conduct a study of the Corporation’s Executive Officer compensation programs and strategies (the “2004 Watson Study”). The 2004 Watson Study compared the Corporation’s executive compensation levels with that of (i) a peer group comprised of companies with a business services and financing focus that are similar in size to the Corporation (the “peer group”), (ii) compensation details from various market surveys across several industries (together with the peer group, the “comparison group”) and (iii) broader financial services industry practices. The 2004 Watson Study selected a compensation peer group of companies consisting of eight publicly-traded companies similar in industry and size with executive positions with responsibilities similar in breadth and scope to those of the Corporation. The peer group used in the initial benchmark analysis contained in the 2004 Watson Study consisted of: California First National Bank (CFNB); Credit Acceptance Corp. (CACC); Financial Federal Corp. (FIF); First Marblehead Corp. (FMD); Medallion Financial Corp. (TAXI); Portfolio Recovery Associates Inc. (PRAA); First Investors Financial Services Group Inc. (FIFS); and World Acceptance Corp. (WRLD).

The 2004 Watson Study concluded that the Corporation’s Executive Officers are paid conservatively relative to the comparison group. The study noted that the Executive Officers’ base salaries at the time of the report were generally below the 50th percentile of the comparison group, but the competitiveness of the Executive Officers’ total annual cash compensation improved with above market bonus opportunities. The 2004 Watson Study further noted that the value of the existing long-term incentives granted to the executives (primarily in the form of stock options) was below market levels.

In response to the findings of the 2004 Watson Study and in keeping with its philosophy of providing strong incentives for superior performance, the Compensation Committee modified the structure of the Corporation’s Executive Officer equity compensation program. Based on recommendations contained in the 2004 Watson Study, effective in 2005, the Compensation Committee modified the stock-based incentive award program for the Executive Officers to include the three separate components set forth below (i.e., stock option grants, restricted stock grants and the management stock ownership program (the “MSOP”)). The 2004 Watson Study suggested that this mix of stock-based awards will improve the competitiveness of the Corporation’s long-term incentive plan for its Executive Officers and will better serve to align the overall interests of the Executive Officers with the Corporation’s shareholders.

In October 2008, the Compensation Committee engaged Watson Wyatt to update the 2004 Watson Study regarding the Corporation’s Executive Officer compensation programs and strategies (the “2008 Watson Study”). In response to the findings of the 2008 Watson Study, the Compensation Committee further modified the structure of the Corporation’s Executive Officer compensation programs. Based on recommendations contained in the 2008 Watson Study, effective in 2009, the three components of the stock-based incentive award program for the Executive Officers consist of performance accelerated restricted stock awards, time vesting restricted stock and the MSOP. Based on the 2008 Watson Study, stock options were eliminated from future grants and replaced with restricted stock.

The equity grants made to the Executive Officers in 2011 were done under the program structure recommended in the 2008 Watson Study.

Compensation Components

As part of the 2004 Watson Study and the 2008 Watson Study, Watson Wyatt reviewed the Corporation’s existing executive compensation structure and assisted in the development of executive compensation programs that (a) are competitive among companies in similar growth and development stages to attract and retain talented management, (b) provide incentives that focus on the critical needs of the business on an annual and continuing basis and (c) reward management commensurate with the creation of shareholder and market value.

As noted above 2004 Watson Study included an initial benchmark analysis of the Corporation’s executive compensation program, comparing it to (i) the peer group, (ii) the comparison group and (iii) broader financial services industry practices. The Compensation Committee used this benchmark data to set the Executive Officers’ compensation levels in 2004. On an ongoing basis, the Compensation Committee reviews a variety of factors in assessing and setting overall executive compensation levels, including references to market surveys, broader financial services industry practices, tally sheets, executive performance and the 2008 Watson Study.

The components of compensation paid to the Executive Officers in 2011 were as follows:

•

Base Salary.    The Compensation Committee establishes base salaries that it believes to be sufficient to attract and retain quality Executive Officers who can contribute to the long-term success of the Corporation. The Compensation Committee determines each Executive Officer’s base salary through a thorough evaluation of a variety of factors, including the executive’s responsibilities, tenure, job performance and prevailing levels of market compensation. The Compensation Committee reviews these salaries at least annually for consideration of increases based on merit and competitive market factors. The 2008 Watson Study provided the Compensation Committee with an updated competitive analysis regarding the base salaries of the Corporation’s Executive Officers.

•

Bonus.    The annual incentive bonus awards are designed to reward the Executive Officers for the achievement of certain corporate and individual performance goals. The Compensation Committee sets threshold, target and maximum bonus levels for each goal. As part of the 2004 Watson Study, the Corporation sought to set the Executive Officers’ total target compensation levels at levels that were near the median of the data from the peer group and the broader industry practices. This resulted in the setting of threshold, target and maximum bonus levels (as a percentage of base salaries) as follows: Daniel P. Dyer: 42.5% threshold, 85% target and 148.75% maximum; George D. Pelose: 37.5% threshold, 75% target and 108.75% maximum; and Lynne C. Wilson: 25% threshold, 50% target and 75% maximum.

Prior to the beginning of each year, the Corporation sets target levels for the items of corporate performance that are to be measured that year for assessing the bonus opportunity for the Executive Officers. Some of the target levels are standard for each Executive Officer (such as corporate pre-tax income) and some are specific to a particular Executive Officer’s primary area of responsibility (such as unit performance and individual development). The full matrix of performance measurements varies by Executive Officer and by year, as do the weightings of each item, which can range from 15% to 75% of the total bonus opportunity. To achieve the target bonus payout associated with a performance measurement, the Executive Officer must achieve 100% of the plan for that performance measurement. If the Executive Officer does not achieve 100% of the planned performance measurements for that year, such Executive Officer can still achieve the threshold bonus payout if the performance level exceeds certain minimum requirements. Maximum bonus payout can be achieved if the Executive Officer exceeds the planned levels for the performance measurements. Each Executive Officer has a portion of his or her bonus opportunity measured against individual goals and performance. The weighting of the individual performance component varies by Executive Officer and by year, and may range from 15% to 75% of the Executive Officer’s total bonus opportunity. Individual performance goals typically include performance on specific projects or initiatives assigned to the Executive Officer, as well as overall professional development.

•

Equity-Based Incentive Awards.    The Compensation Committee believes that share ownership provided by equity-based compensation emphasizes and reinforces the mutuality of interest among the Executive Officers and shareholders. After each fiscal year, the Compensation Committee reviews and approves stock-based awards for the Executive Officers based primarily on the Corporation’s results for the year and the Executive Officer’s individual contribution to those results. As part of the 2008 Watson Study, the Corporation set the Executive Officers’ annual equity-based compensation target levels (as a percentage of base salaries) as follows: Daniel P. Dyer: 120% target; George D. Pelose: 90% target; and Lynne C. Wilson: 45% target. The stock-based incentive awards adopted pursuant to the 2008 Watson Study include three separate formulaic components: (1) performance accelerated restricted stock grants (60% of the annual target grant amount), (2) time vesting restricted stock grants (20% of the annual target grant amount) and (3) the MSOP (20% of the annual target grant amount).

•

Other Benefits.    The Executive Officers participate in employee benefits plans generally available to all of the Corporation’s employees, including medical and health plans, the 401(k) program and the Employee Stock Purchase Program. In addition, Messrs. Dyer and Pelose received reimbursement of life and disability insurance premiums pursuant to their employment agreements, and each of the Executive Officers receive reimbursement for physical examinations.

Components of Equity-Based Incentive Awards

As mentioned above, the formulaic equity-based incentive awards adopted pursuant to the 2008 Watson Study include three separate components: (1) performance accelerated restricted stock grants, (2) time vesting restricted stock grants and (3) the MSOP.

•

Performance Accelerated Restricted Stock Grants.    Performance accelerated restricted stock grants represent 60% of the value of the annual equity grants made to the Executive Officers and the other equity-based incentive program participants. These grants are made biennially (i.e., double grants made every other year) as recommended in the 2008 Watson Study as a way to make meaningful grants that will help immediately align the interests of the grant recipients with the shareholders. The restrictions on the performance accelerated restricted stock grants lapse after seven years, but are subject to accelerated performance vesting. Vesting shall accelerate and the restrictions shall lapse on all or a portion of the restricted shares if the grant recipient achieves all or a portion of his/her annual vesting goals during the first three years after the grant date (up to one-third of the total grant amount can vest on an accelerated basis each of the first three years after the grant date), as approved by the Compensation Committee. Overachievement against the goals may result in the Compensation Committee granting additional restricted shares.

•

Time Vesting Restricted Stock Grants.    Time vesting restricted stock grants represent 20% of the value of the annual equity grants made to the Executive Officers and the other equity-based incentive program participants. The restrictions on these shares shall lapse pro-rata over four years after the grant date (25% per year).

•

Management Stock Ownership Program.    The MSOP represents 20% of the value of the annual equity grants made to the Executive Officers and the other equity-based incentive program participants. The MSOP provides for a matching grant of restricted stock to a participant who owns common stock of the Corporation. The restrictions on the matching MSOP restricted shares lapse after ten years, but are subject to accelerated vesting. Vesting of the matching MSOP restricted shares shall immediately accelerate (and all restrictions shall lapse) after three years if the grantee maintained continuous outright ownership of an equivalent number of unrestricted shares of the Corporation for the entire three-year period.

Ownership Guidelines

In an effort to ensure that the Executive Officers and other officers and managers of the Corporation maintain sufficient equity ownership so that their thinking and actions are aligned with the interests of our shareholders, the Corporation first adopted management ownership guidelines in 2006, which apply to all participants in the equity-based incentive award program. The ownership guidelines were revised in 2009 and currently consist of minimum share ownership levels for the Executive Officers and the other officers participating in the equity-based incentive award program. The minimum share ownership guidelines are summarized below:

Name/Position	Minimum ownership guideline
Daniel P. Dyer	50,000 shares
George D. Pelose	35,000 shares
Lynne C. Wilson	20,000 shares
Other Officers	2,000 to 20,000 shares (depending on position and tenure)

Restricted shares do not count toward the ownership guideline. Compliance will be reviewed at least annually.

If an equity incentive program participant sells shares of the Corporation while such participant is not in compliance with the ownership guidelines, the Compensation Committee will take this into account prior to making additional equity awards to such participant.

As of March 1, 2012, Mr. Dyer, Mr. Pelose and Ms. Wilson were in compliance with their respective ownership guidelines.

Employment Agreements

In November 2003, the Corporation entered into employment agreements with Messrs. Dyer and Pelose, the terms of which are substantially similar to each other, and amended such employment agreements in December 2008. The employment agreements establish minimum salary and target bonus levels for the executives. The agreements require the executives to devote substantially all of their business time to their employment duties. Each agreement had an initial two-year term that automatically extends on each anniversary of the effective date of the agreement for successive one-year terms unless either party to the agreement provides 90 days notice to the other party that he does not wish to renew the agreement. The agreements currently run through November 2013.

The Corporation may terminate the employment agreements for or without cause, and the executive may terminate his employment agreement with or without good reason. The employment agreements terminate automatically upon a change in control. The employment agreements provide for severance in the case of termination without cause, resignation for good reason, termination upon non-renewal of the agreement and termination on account of change in control. The employment agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, and the agreements shall be interpreted to avoid any penalty sanctions thereunder. Upon termination of the employment agreement, the executive will be subject to certain protective non-competition and non-solicitation covenants. In addition, for a 24-month period after termination of employment, the executive is prohibited from hiring the Corporation’s employees.

Compensation for Executive Officers in 2011

Base Salary.    The Executive Officers are currently entitled to the following base salaries: Mr. Dyer, $390,000, Mr. Pelose, $325,000, and Ms. Wilson, $267,038; however, effective February 9, 2009, Messrs. Dyer and Pelose voluntarily agreed to reduce their salaries by 5% for a period of time in light of the difficult economic environment. Mr. Pelose’s voluntary salary reduction ended on December 1, 2009, and Mr. Dyer’s voluntary salary reduction ended on March 1, 2011.

Annual Bonuses.    In 2011, the Executive Officers were eligible for annual bonuses at the following threshold, target and maximum bonus levels (as a percentage of base salaries): Daniel P. Dyer: 42.5% threshold, 85% target and 148.75% maximum; George D. Pelose: 37.5% threshold, 75% target and 108.75% maximum; and Lynne C. Wilson: 25% threshold, 50% target and 75% maximum. The annual incentive bonus awards are designed to reward the Executive Officer for the achievement of certain corporate and individual performance goals. Each year, the Compensation Committee reviews and approves goals for each Executive Officer, which typically consist of a corporate goal and specific individual goals.

Given the challenging economic environment in 2011 for financial services companies, the Corporation reduced the aggregate management bonus pool for 2011 that is available to 17 officers and managers of the Corporation (including the Executive Officers). At normal target bonus percentages, an aggregate bonus pool of approximately $1,710,345 would have been available in 2011 for the 17 officers and managers. In 2011, in response to the challenging economic environment, the Board proposed (and management agreed to) a reduction in the aggregate available management bonus pool to $1,156,070 (68% of the original $1,710,345 bonus pool for 2011).

Given the reduced aggregate bonus pool for 2011, Mr. Dyer (as CEO) recommended reduced target bonus levels for the Executive Officers for 2011 as follows: Mr. Dyer — normal target bonus of 85% of base salary reduced to 51.2%; Mr. Pelose — normal target bonus of 75% of base salary reduced to 50.8%; and Ms. Wilson — normal target bonus of 50% of base salary reduced to 16.7%.

Mr. Dyer then recommended the following percentage payouts against the reduced bonus targets based on each Executive Officer’s performance in 2011: Mr. Dyer — 100%; Mr. Pelose — 100%; and Ms. Wilson — 90%. The performance payout calculations related primarily to executives’ performance against certain goals and objectives set at the beginning of 2011. The Board accepted Mr. Dyer’s recommendation and, as a result, the target bonus levels for the Executive Officers for 2011 were reduced as recommended and 2011 bonus payouts to the Executive Officers were made based on each Executive Officer’s reduced target bonus percentage multiplied by his or her performance payout percentage.

The calculation of the bonus payable to each Executive Officer in 2011 is as follows: Mr. Dyer — $390,000 base salary (i) multiplied by his 2011 reduced target bonus percentage of 51.2% and (ii) further multiplied by his performance payout percentage of 100% equals $200,000; Mr. Pelose — $325,000 base salary (i) multiplied by his 2011 reduced target bonus percentage of 51% and (ii) further multiplied by his performance payout percentage of 100% equals $165,000; and Ms. Wilson — $267,038 base salary (i) multiplied by her 2011 reduced target bonus percentage of 16.7% and (ii) further multiplied by her performance payout percentage of 90% equals $40,050. The table below shows the aggregate 2011 bonus opportunity at the threshold, target and maximum levels and the actual 2011 bonus achieved:

	2011 Annual Bonus Opportunity			Actual Bonus Achieved for 2011
	Threshold	Target	Maximum
Daniel P. Dyer	$165,750	$331,500	$580,125	$200,000
George D. Pelose	$121,875	$243,750	$353,437	$165,000
Lynne C. Wilson	$66,759	$133,519	$200,278	$40,050

Annual Equity-Based Incentives.    In connection with the Corporation’s annual equity-based incentive program adopted based on the recommendations in the 2008 Watson Study, on March 1, 2011, the Compensation Committee reviewed and approved stock-based awards for the Executive Officers based on the Corporation’s results for the year and the executive’s individual contribution to those results. Grants made under the annual equity-based incentive plan to the Executive Officers in 2011 consisted of the following:

•	Performance Accelerated Restricted Stock: In 2011, the Corporation granted the following shares of performance accelerated restricted stock to the Executive Officers: Mr. Dyer — 49,876;

Mr. Pelose — 31,172; and Ms. Wilson — 12,130. The restrictions on these restricted shares will lapse seven years from the date of grant provided that the Executive Officer is still employed by the Corporation; however, vesting shall accelerate and the restrictions shall lapse on all or a portion of the restricted shares if the Executive Officer achieves all or a portion of his/her annual vesting goals for the first three years following the grant (up to one-third of the total grant amount can vest on an accelerated basis each of the first three years after the grant date).

•

Time Vesting Restricted Stock Awards:    The annual time vesting restricted stock grant to the Executive Officers was made by the Compensation Committee on March 1, 2011. The restrictions on the time vesting restricted stock grants will lapse over the four year period following the grant date on a pro-rate basis (25% per year). In 2011, the Corporation made the following time vesting restricted stock awards to the Executive Officers: Mr. Dyer — 8,313; Mr. Pelose — 5,195; and Ms. Wilson — 2,022.

•

Matching Grant of MSOP Restricted Stock: Pursuant to the Corporation’s MSOP plan, the Compensation Committee made matching grants of restricted stock to the Executive Officers. The restrictions on the MSOP restricted stock will lapse ten years from the date of grant; however, if the Executive Officer continuously maintains ownership of an equal number of common shares for three years, the vesting on the matching shares shall accelerate and fully vest at the end of such three year period. In 2011, the Corporation granted the following matching shares of restricted stock to the Executive Officers: Mr. Dyer — 8,313; Mr. Pelose — 5,195; and Ms. Wilson — 2,022.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the Corporation’s 2012 Annual Meeting of Shareholders and included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

This report is submitted by the members of the Compensation Committee of the Board of Directors:

Lawrence J. DeAngelo (Chairman)

Edward Grzedzinski

James W. Wert

Compensation Committee Interlocks and Insider Participation

The members of the Corporation’s Compensation Committee are named above. None of these individuals has ever been an officer or employee of the Corporation or any of its subsidiaries and no “compensation committee interlocks” existed during 2011.

Compensation and Plan Information

Summary Compensation Table

The following table sets forth the compensation awarded or paid, or earned or accrued for services rendered to the Corporation in all capacities during fiscal years 2011, 2010 and 2009 by the Corporation’s Chief Executive Officer, Chief Financial Officer and the other individual who was an executive officer during fiscal year 2011. In accordance with SEC rules, the compensation described in the table does not include medical, group life insurance or other benefits which are available generally to all our salaried employees.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)(2)		Total ($)
Daniel Dyer Chief Executive Officer	2011 2010 2009	$ $ $	386,700 370,500 387,600	— — —	$ $ $	582,410 598,933 233,835	$ $ $	21,650 33,402 80,678	$ $ $	200,000 132,600 115,600	$ $ $	17,213 11,666 12,732	$ $ $	1,207,973 1,147,101 830,445

George D. Pelose Executive Vice President and Chief Operating Officer	2011 2010 2009	$ $ $	325,000 325,000 324,313	— — —	$ $ $	405,309 432,602 302,318	$ $ $	16,584 24,220 53,103	$ $ $	165,000 131,625 94,031	$ $ $	14,390 8,062 9,616	$ $ $	926,283 921,509 783,381

Lynne C. Wilson Senior Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	263,748 257,639 262,665	— — —	$ $ $	138,511 189,866 139,643	$ $ $	8,622 12,768 19,634	$ $ $	40,050 33,198 57,781	$ $ $	3,299 3,468 2,919	$ $ $	454,230 496,939 476,642

(1)	Figures represent the cash portion of the bonuses earned for that year (but paid in first quarter of the following year).

(2)

Includes contributions made by the Corporation to the 401(k) plan on behalf of the Executive Officers, and, except with respect to Ms. Wilson, reimbursement of life and disability insurance premiums pursuant to their employment agreements. Reimbursement of life and disability insurance premiums in 2011 was $7,991 for Mr. Dyer and $4,387 for Mr. Pelose. The 2011 figure for Mr. Dyer and Mr. Pelose include reimbursement of the cost of an executive physical examination. Contributions made by the Corporation to the 401(k) plan in 2011 were $4,727 for Mr. Dyer, $5,708 for Mr. Pelose and $3,299 for Ms. Wilson.

Current Compensation — Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards table provides additional information about restricted stock and option awards and equity incentive plan awards granted to our Executive Officers during the year ended December 31, 2011. The Corporation does not have any non-equity incentive award plans and has therefore omitted the corresponding columns. The compensation plans under which the grants in the following table were made are described in the “Compensation for Executive Officers in 2011 — Equity-Based Incentives.”

Name	Grant Date				All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold (#)	Target (#)	Maximum (#)
Daniel P. Dyer	03/01/2011	—	—	—	49,876	—	—	$547,140
	03/01/2011	—	—	—	8,313	—	—	$91,194
	03/01/2011	—	—	—	8,313	—	—	$91,194
George D. Pelose	03/01/2011	—	—	—	31,172	—	—	$341,957
	03/01/2011	—	—	—	5,195	—	—	$56,989
	03/01/2011	—	—	—	5,195	—	—	$56,989
Lynne C. Wilson	03/01/2011	—	—	—	12,130	—	—	$133,066
	03/01/2011	—	—	—	2,022	—	—	$22,181
	03/01/2011	—	—	—	2,022	—	—	$22,181

Outstanding Equity Awards at Fiscal Year-End 2011

The following table summarizes the equity awards we have made to our Executive Officers which are outstanding as of December 31, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Daniel P. Dyer	7,000	—		—		$3.39	01/10/2013	—		—	—	—
	6,650	—		—		$10.18	01/10/2013	—		—	—	—
	16,981	5,661	[1]	—		$9.52	03/01/2015	—		—	—	—
	—	—		31,034	[2]	$9.52	03/01/2015	—		—	—	—
	9,978	29,934	[3]	—		$12.41	05/25/2017	—		—	—	—
	—	—		8,612	[4]	$12.41	05/25/2017	—		—	—	—
	—	—		—		—	—	2,760	[5]	$35,052	—	—
	—	—		—		—	—	9,000	[6]	$114,300	—	—
	—	—		—		—	—	8,320	[7]	$105,664	—	—
	—	—		—		—	—	20,000	[8]	$254,000	—	—
	—	—		—		—	—	14,720	[9]	$186,944	—	—
	—	—		—		—	—	10,400	[10]	$132,080	—	—
	—	—		—		—	—	20,800	[11]	$264,160	—	—
	—	—		—		—	—	33,120	[12]	$420,624	—	—
	—	—		—		—	—	7,862	[13]	$99,847	—	—
	—	—		—		—	—	10,482	[14]	$133,121	—	—
	—	—		—		—	—	8,313	[15]	$105,575	—	—
	—	—		—		—	—	49,876	[16]	$633,425	—	—
	—	—		—		—	—	8,313	[17]	$105,575	—	—

George D. Pelose	6,055	—		—		$10.18	01/10/2013	—		—	—	—
	13,045	4,349	[1]	—		$9.52	03/01/2015	—		—	—	—
	—	—		23,842	[18]	$9.52	03/01/2015	—		—	—	—
	7,337	22,011	[3]	—		$12.41	05/25/2017	—		—	—	—
	—	—		6,616	[19]	$12.41	05/25/2017	—		—	—	—
	—	—		—		—	—	712	[5]	$9,042	—	—
	—	—		—		—	—	3,883	[6]	$49,314	—	—
	—	—		—		—	—	6,391	[7]	$81,166	—	—
	—	—		—		—	—	24,667	[9]	$313,271	—	—
	—	—		—		—	—	6,500	[10]	$82,550	—	—
	—	—		—		—	—	13,000	[11]	$165,100	—	—
	—	—		—		—	—	1,334	[12]	$16,942	—	—
	—	—		—		—	—	4,914	[13]	$62,408	—	—
	—	—		—		—	—	6,551	[14]	$83,198	—	—
	—	—		—		—	—	5,195	[15]	$65,977	—	—
	—	—		—		—	—	31,172	[16]	$395,884	—	—
	—	—		—		—	—	5,195	[17]	$65,977	—	—

Lynne C. Wilson	6,711	2,237	[1]	—		$9.52	03/01/2015	—		—	—	—
	—	—		12,265	[20]	$9.52	03/01/2015	—		—	—	—
	988	2,964	[3]	—		$12.41	05/25/2017	—		—	—	—
	—	—		3,196	[21]	$12.41	05/25/2017	—		—	—	—
	—	—		—		—	—	1,932	[22]	$24,536	—	—
	—	—		—		—	—	3,087	[7]	$39,205	—	—
	—	—		—		—	—	16,188	[9]	$205,588	—	—
	—	—		—		—	—	2,530	[10]	$32,131	—	—
	—	—		—		—	—	5,059	[23]	$64,249	—	—
	—	—		—		—	—	1,912	[13]	$24,282	—	—
	—	—		—		—	—	2,549	[14]	$32,372	—	—
	—	—		—		—	—	2,022	[15]	$25,679	—	—
	—	—		—		—	—	12,130	[16]	$154,051	—	—
	—	—		—		—	—	2,022	[17]	$25,679	—	—

1.	Stock options vest at the rate of 25% per year, with a vesting date for the remaining 25% at 2/28/2012.

2.

The Performance Based non-qualified stock options were granted on February 29, 2008 at a strike price equal to $9.52 (the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years following the grant date, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 10,345; at 15.0%-16.49%, 20,689; at 16.5% or greater, 31,034.

3.	Stock options granted as part of the option exchange program; options vest at the rate of 25% per year, with vesting dates for the remaining 75% at 5/24/2012; 5/24/2013 and 5/24/2014.

4.

The Performance Based non-qualified stock options were granted on May 24, 2010 (as part of the option exchange program) at a strike price equal to $12.41 (the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years of 2007, 2008, 2009 and 2010, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 2,871; at 15.0%-16.49%, 5,741; at 16.5% or greater, 8,612.

5.	The shares were granted on March 9, 2004, and vest ten years from the grant date.

6.	Represents grant of restricted shares made on January 11, 2005 (the grant date stock price was $17.52). The restrictions on these shares shall lapse on January 11, 2012.

7.	Represents grant of restricted shares made on March 16, 2007 (the grant date stock price was $20.77). The restrictions on these shares shall lapse on March 16, 2014.

8.	Represents grant of restricted shares made on January 2, 2009 (the grant date stock price was $2.55). The restrictions on these shares shall lapse on January 2, 2012.

9.

Represents biennial grant of performance accelerated restricted shares made on February 18, 2009 (the grant date stock price was $6.91). The restrictions on these shares shall lapse on February 18, 2016. Vesting may accelerate (and all restrictions shall lapse) up to one-third of the grant amount for each of the three years immediately following the grant date if the grantee achieves certain performance goals established annually for each of the first three years. Additional grants may be made if the grantee exceeds his/her performance goals.

10.	Time vesting restricted stock grants (the grant date stock price was $4.50) that vest at the rate of 25% per year, with vesting date of the remaining 50% at 2/18/2012; and 2/18/2013.

11.

Represents matching grant of restricted stock under MSOP made on February 18, 2009 (the grant date stock price was $4.50). The restrictions on these matching restricted shares shall lapse on February 18, 2019. Vesting shall immediately accelerate (and all restrictions shall lapse) after three years (on February 18, 2012) if the grantee maintained continuous outright ownership of a matching number of unrestricted shares of the Corporation for the entire three year period.

12.

Represents remainder of biennial grant of performance accelerated restricted shares made on October 28, 2009 (the grant date stock price was $7.17). The restrictions on these shares shall lapse on October 28, 2016. Vesting may accelerate (and all restrictions shall lapse) up to one-third of the grant amount for each of the three years immediately following the grant date if the grantee achieves certain performance goals established annually for each of the first three years. Additional grants may be made if the grantee exceeds his performance goals.

13.	Time vesting restricted stock grants (the grant date stock price was $9.52) that vest at the rate of 25% per year, with vesting dates for the remaining 75% at 3/12/2012; 3/12/2013; and 3/12/2014.

14.

Represents matching grant of restricted stock under MSOP made on March 12, 2010 (the grant date stock price was $9.52). The restrictions on these matching restricted shares shall lapse on March 12, 2020. Vesting shall immediately accelerate (and all restrictions shall lapse) after three years (on March 12, 2013) if the grantee maintained continuous outright ownership of a matching number of unrestricted shares of the Corporation for the entire three year period.

15.	Time vesting restricted stock grants (the grant date stock price was $10.97) that vest at the rate of 25% per year, with vesting date of 3/1/2012; 3/1/2013; 3/1/2014 and 3/1/2015.

16.

Represents biennial grant of performance accelerated restricted shares made on March 1, 2011 (the grant date stock price was $10.97). The restrictions on these shares shall lapse on March 1, 2018. Vesting may accelerate (and all restrictions shall lapse) up to one-third of the grant amount for each of the three years immediately following the grant date if the grantee achieves certain performance goals established annually for each of the first three years. Additional grants may be made if the grantee exceeds his/her performance goals.

17.

Represents matching grant of restricted stock under MSOP made on March 1, 2011(the grant date stock price was $10.97). The restrictions on these matching restricted shares shall lapse on March 1, 2021. Vesting shall immediately accelerate (and all restrictions shall lapse) after three years (on March 1, 2014) if the grantee maintained continuous outright ownership of a matching number of unrestricted shares of the Corporation for the entire three year period.

18.

The Performance Based non-qualified stock options were granted on February 29, 2008 at a strike price equal to $9.52 (the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years following the grant date, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 7,947; at 15.0%-16.49%, 15,895; at 16.5% or greater, 23,842.

19.

The Performance Based non-qualified stock options were granted on May 24, 2010 (as part of the option exchange program) at a strike price equal to $12.41(the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years of 2007, 2008, 2009 and 2010, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 2,206; at 15.0%-16.49%, 4,410; at 16.5% or greater, 6,616.

20.

The Performance Based non-qualified stock options were granted on February 29, 2008 at a strike price equal to $9.52 (the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years following the grant date, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 4,088; at 15.0%-16.49%, 8,177; at 16.5% or greater, 12,265.

21.

The Performance Based non-qualified stock options were granted on May 24, 2010 (as part of the option exchange program) at a strike price equal to $12.41(the closing price of the Corporation’s common stock on that date). These options have a term of seven years and vest four years from the grant date. The number of option shares that vest on such date will be determined by the Corporation’s EPS compounded average growth rate over the four fiscal years of 2007, 2008, 2009 and 2010, as follows: EPS compounded average growth rate over the four fiscal years at less than 13.5%, 0; at 13.5%-14.99%, 1,065; at 15.0%-16.49%, 2,131; at 16.5% or greater, 3,196.

22.	Represents grant of restricted shares made on June 5, 2006 (the grant date stock price was $21.32). The restrictions on these shares shall lapse on June 5, 2013.

23.

Represents matching grant of restricted stock under MSOP made on September 10, 2009 (the grant date stock price was $7.43). The restrictions on these matching restricted shares shall lapse on September 10, 2019. Vesting shall immediately accelerate (and all restrictions shall lapse) after three years (on September 10, 2012) if the grantee maintained continuous outright ownership of a matching number of unrestricted shares of the Corporation for the entire three year period.

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel P. Dyer	65,240	$128,305	89,230	$1,071,189
George D. Pelose	84,700	$362,995	111,035	$1,355,101
Lynne C. Wilson	—	—	21,852	$262,880

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses, as of December 31, 2011, the number of outstanding options and other rights granted by the Corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Other Rights	Weighted Average Exercise Price of Outstanding Options and Other Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders
2003 Equity Compensation Plan, as amended	475,217	$10.93	221,821
2003 Employee Stock Purchase Plan	None	n/a	0
Equity Compensation Plans Not Approved by Shareholders	None	n/a	None

Totals	475,217	$10.93	221,821

Potential Payments Upon Termination of Employment or Change in Control

The following tables show potential payments to Messrs. Dyer and Pelose upon termination of employment, including without limitation a change in control, assuming a December 30, 2011 termination date. Stock option benefit amounts are computed for each option as to which vesting will be accelerated upon the occurrence of the termination event by multiplying the number of shares underlying the option by the difference between the $12.70 closing price per share of our common stock on December 30, 2011, and the exercise price per share of the option. Restricted stock benefit amounts are computed by multiplying the number of restricted shares as to which vesting will be accelerated by the $12.70 per share closing price of our common stock on December 30, 2011.

A description of the applicable provisions of the employment agreements for Messrs. Dyer and Pelose follows the tables.

Daniel P. Dyer

Benefit Type	Change in Control, Non-Renewal by Corporation, Termination without Cause or for Good Reason	For Cause or Voluntary Termination	Death or Disability
Lump Sum Payments	$1,094,364	—	—
Stock Options	$127,868	—	—
Restricted Stock	$2,590,368	—	$2,590,368
Excise Tax Gross-Ups	—	—	—

George D. Pelose

Benefit Type	Change in Control, Non-Renewal by Corporation, Termination without Cause or for Good Reason	For Cause or Voluntary Termination	Death or Disability
Lump Sum Payment	$934,535	—	—
Stock Options	$97,949	—	—
Restricted Stock	$1,390,828	—	$1,390,828
Excise Tax Gross-Ups	—	—	—

The Corporation has employment agreements with Messrs. Dyer and Pelose (each, an “executive”), which run through November 2013.

The Corporation may terminate the employment agreements for or without cause. A termination for cause requires a vote of two-thirds of our directors and prior written notice to the executive providing an opportunity to remedy the cause. Cause generally means: (1) willful fraud or material dishonesty by the executive in connection with the performance of his employment duties; (2) grossly negligent or intentional failure by the executive to substantially perform his employment duties; (3) material breach by the executive of certain protective covenants (as described below); or (4) the conviction of, or plea of nolo contendere to, a charge of commission of a felony by the executive.

The executive’s employment automatically terminates as of the last day of the agreement term upon the Company’s non-renewal of the employment agreement, provided that the executive was willing and able to execute a new contract providing terms and conditions substantially similar to those in the employment agreement and to continue providing services under the employment agreement.

The executive may terminate his employment agreement with or without good reason. A termination by the executive for good reason requires prior written notice providing the Corporation with the opportunity to remedy the good reason. Good reason means the occurrence of any one or more of the following, without the consent of the executive: (a) a material diminution in the executive’s authority, duties or responsibilities; (b) the Corporation requires that the executive report to an officer or employee of the Corporation instead of reporting directly to the Corporation’s Chief Executive Officer, in the case of Mr. Pelose, and Board of Directors, in the case of Mr. Dyer; (c) a material diminution in the executive’s base compensation, which, for purposes of the employment agreement, means the executive’s base salary and target incentive bonus percentage in effect immediately prior to the action taken to diminish the executive’s base salary or target incentive bonus percentage; (d) a material change in the geographic location at which the executive must perform services, which shall include a change to a location that is more than twenty-five (25) miles from the location at which the executive performed services under the employment agreement as of December 31, 2008; or (e) any other action or inaction that constitutes a material breach by the Corporation under the employment agreement.

If a change in control (as defined in the employment agreements) occurs during the term of the employment agreements, then the executive’s employment with the Corporation shall automatically terminate without cause as of the date of the change of control.

Pursuant to the terms of their employment agreements, if the employment of Mr. Dyer or Mr. Pelose ends for any reason, the Corporation will pay accrued salary, bonuses and incentive payments already determined and other existing obligations. In addition, in the event of a termination of employment due to either termination by the Corporation without cause, the resignation by the executive for good reason, non-renewal by the Corporation or a change in control, the executive will receive a lump sum payment equal to: (i) two times current base salary; (ii) two times the average incentive bonus earned for the preceding two fiscal years; (iii) two years of medical and dental benefits for the executive and his family, based on the current monthly COBRA premium plus an increase to cover taxes; (iv) two years of life and long-term disability insurance coverage, based on the current annual premiums, plus an increase to cover taxes; and (v) any incentive bonus earned but not yet paid. The lump sum amount is payable within thirty (30) days following the termination date (provided the executive executes and does not revoke a standard release of employment claims). In the event that the executive’s employment is terminated on account of the executive’s death or disability, termination by the Corporation without cause, the resignation by the executive for good reason, non-renewal by the Corporation or a change in control, then all of the options, restricted stock and other stock incentives granted to the executive will become fully vested, and the executive will have up to two years in which to exercise all vested options. If any payments due to the executive under the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Corporation will be required to gross up the executive’s payments for the amount of the excise tax plus the amount of income and other taxes due as a result of the gross up payment.

Notwithstanding the provisions described above, the employment agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, and the agreements shall be interpreted to avoid any penalty sanctions thereunder, and therefore may require a payment delay of severance benefits or reimbursements to be paid to the executive.

Upon termination of the employment agreement, the executive will be subject to certain protective covenants. If the Corporation terminates the executive’s employment without cause or if the executive terminates his employment with good reason, the executive will be prohibited from competing with the Corporation and from soliciting its customers for an 18-month period. Such period shall be 12 months for all other terminations. In addition, for a 24-month period after termination of employment, the executive is prohibited from hiring the Corporation’s employees.

Ms. Wilson does not have an employment agreement, but pursuant to the terms of the Corporation’s 2003 Equity Compensation Plan, as amended (the “Equity Plan”), upon a change of control (as defined in the Equity Plan), all outstanding options shall immediately vest and become exercisable, and the restrictions and conditions on all outstanding restricted stock awards shall immediately lapse. Based on this, in the event of a change of control (as defined in the Equity Plan), assuming a December 30, 2011 change of control date, the benefit to Ms. Wilson would be $627,775 in restricted stock and $47,903 in options. Stock option benefit amounts are computed for each option as to which vesting will be accelerated upon the occurrence of the termination event by multiplying the number of shares underlying the option by the difference between the $12.70 closing price per share of our common stock on December 30, 2011 and the exercise price per share of the option. Restricted stock benefit amounts are computed by multiplying the number of restricted shares as to which vesting will be accelerated by the $12.70 per share closing price of our common stock on December 30, 2011.

Directors’ Compensation

The non-employee independent members of the Board of Directors receive a $30,000 annual retainer (payable in quarterly installments) for their service on the Board of Directors. Non-employee independent members of the

Board of Directors are granted an Option to purchase 5,000 shares of the Corporation’s common stock upon their initial appointment or election to the Board. These options vest in four equal annual installments. In addition, non-employee independent members of the Board of Directors receive annual grants under the Corporation’s 2003 Equity Compensation Plan, as amended, of restricted stock yielding a present value of $36,000 at the Stock Award grant date. The annual restricted Stock Awards vest at the earlier of (a) seven years from the grant date and (b) six months following the non-employee independent director’s termination of Board service.

The chairman of the Audit Committee receives additional compensation of $10,000 per year, the chairman of the Compensation Committee receives additional compensation of $4,000 per year and the chairman of the Nominating Committee receives additional compensation of $2,000 per year. These fees are paid in quarterly installments.

On March 31, 2009, the Board of Directors elected Mr. McGinty to the role of Chairman of the Board. In connection therewith, the Board of Directors also approved the following total compensation to be paid to the non-employee Chairman of the Board of the Corporation: (i) $100,000 total annual retainer (payable in quarterly installments) and (ii) an annual restricted stock grant yielding a present value of $41,000. The annual restricted stock grant will vest at the earlier of (a) seven years from the grant gate and (b) six months following the non-employee Chairman’s termination of Board service.

The following table sets forth compensation from the Corporation for the non-employee independent members of the Board of Directors in 2011. The table does not include reimbursement of travel expenses related to attending Board, Committee and Corporation business meetings.

Director Compensation Table

Name	Fees Earned or Paid In Cash ($)		Stock Awards ($)	Option Awards ($)	Total ($)
Kevin J. McGinty	$100,000		$25,334	—	$125,334
John J. Calamari	$45,000	[1]	$23,655	—	$68,655
Lawrence J. DeAngelo	$34,000		$23,655	—	$57,655
Edward Grzedzinski	$32,000		$23,655	—	$55,655
Matthew J. Sullivan	$30,000		$15,946	$3,244	$49,190
J. Christopher Teets	$30,000		$8,235	$10,034	$48,269
James W. Wert	$30,000		$23,655	—	$53,655

[1]	This amount includes $5,000 paid to Mr. Calamari to compensate him in connection with additional time spent reviewing the Corporation’s 2010 Form 10-K.

On April 12, 2010, the Board of Directors approved a change in the equity component of the annual director compensation plan, which eliminated the annual option grants and replaced them with additional restricted stock grants (equal to the value of the option grants being eliminated). This change was made to better align the equity portion of the Board of Director’s compensation program with director compensation programs of the Corporation’s peer group, and this change became effective with the 2010 grants made to the Corporation’s directors.

Report of the Audit Committee

Management is responsible for the Corporation’s internal financial controls and the financial reporting process. The Corporation’s outside independent registered public accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Corporation’s consolidated financial statements and to express an opinion as to whether those financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Corporation, in conformity with generally accepted accounting principles in the United States (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the Audit Committee meets at least quarterly with our management and outside independent registered public accountants to discuss our financial statements and earnings press releases prior to any public release or filing of the information.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the year ended December 31, 2011, with the Corporation’s management. The Audit Committee has discussed with the outside independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380).

The outside independent registered public accountants provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the outside independent registered public accountants their independence and considered whether the non-audit services provided by the outside independent registered public accountants are compatible with maintaining their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

This report is submitted by the members of the Audit Committee of the Board of Directors:

John J. Calamari (Chairman)

J. Christopher Teets

James W. Wert

Independent Registered Public Accountants

A representative of Deloitte & Touche LLP, the Corporation’s independent registered public accountants, will be present at the Annual Meeting and will be given the opportunity to make a statement if desired. The representative will also be available to respond to appropriate questions.

The following sets forth the fees paid to the Corporation’s independent registered public accountants for the last two fiscal years:

	2011	2010
Audit Fees	$786,100	$1,245,540
Audit-Related Fees	$0	$0
Tax Fees	$8,000	$8,000
All Other Fees	$0	$0

Total	$794,100	$1,253,540

Audit Fees.    Consists of fees related to the performance of the audit or review of the Corporation’s financial statements and internal control over financial reporting, including services in connection with assisting the Corporation in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. This category also includes annual agreed upon procedures relating to servicer reviews and the issuance of term asset-backed securitizations.

Tax Fees.    Consists of assistance rendered in preparation of proxy disclosures.

The Audit Committee has the sole authority to consider and approve in advance any audit, audit-related and tax work to be performed for the Corporation by its independent registered public accountants.

Certain Relationships and Related Transactions

Under the Corporation’s Code of Ethics and Business Conduct, the Audit Committee must review and approve transactions with “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of the Corporation’s outstanding common stock) in which the amount exceeds $120,000 and in which the related person has a direct or indirect material interest. Under this policy, full written disclosure must be submitted in writing to the Corporation’s General Counsel, who will submit it to the Audit Committee for review. The transaction must receive Audit Committee approval prior to the consummation of the transaction.

The Corporation obtains all of its commercial, healthcare and other insurance coverage through The Selzer Company, an insurance broker located in Warrington, Pennsylvania. Richard Dyer, the brother of Daniel P. Dyer, the Corporation’s Chief Executive Officer, is the President of The Selzer Company. The Corporation does not have any contractual arrangement with The Selzer Company or Richard Dyer, nor does it pay either of them any direct fees. Insurance premiums paid to The Selzer Company totaled $480,000 in 2011.

Joseph Dyer, the brother of Daniel P. Dyer, the Chairman of our Board of Directors and Chief Executive Officer, is a vice president in our treasury group and was paid compensation in excess of $120,000 for such services in 2011.

On March 26, 2007, the Corporation announced that it had received correspondence from the Federal Deposit Insurance Corporation (“FDIC”) approving the application for federal deposit insurance for its wholly-owned subsidiary, Marlin Business Bank, an industrial bank chartered by the State of Utah (the “Bank”), subject to certain conditions set forth in the order issued by the FDIC, dated as of March 20, 2007 (the “Order”). The Order provided that the approval of the Corporation’s Bank application was conditioned on Peachtree Equity Investment Management, Inc. (“Peachtree”) and WCI (Private Equity) LLC (“WCI”), whose sole manager is Peachtree, executing a passivity agreement with the FDIC to eliminate Peachtree’s and WCI’s ability to control the Bank. As a result, Peachtree, WCI and the FDIC entered into a Passivity Agreement, dated as of June 18, 2007 (the “Passivity Agreement”), which would be deemed effective on the date of issuance from the FDIC of the federal deposit insurance for the Bank. In connection with the execution of the Passivity Agreement, the Corporation entered into a Letter Agreement, dated as of June 18, 2007, by and among the Corporation, Peachtree and WCI (the “Letter Agreement”), which is also deemed effective on the date of issuance from the FDIC of the federal deposit insurance for the Bank. On March 11, 2008, the Corporation received approval from the FDIC for federal deposit insurance for the Bank, and approved the Bank to commence operations effective March 12, 2008. As a result of the approval, the Corporation became subject to the terms, conditions and obligations of the Letter Agreement. Under the terms of the Letter Agreement, the Corporation agreed to create one vacancy on the Corporation’s Board of Directors by increasing the size of the Board. The Corporation also agreed to take all necessary action to appoint one individual proposed by Peachtree and WCI as a member of the Board who will serve as a director until the expiration of the term at the Annual Meeting. In addition, the Corporation agreed to include an individual proposed by Peachtree and WCI on the Board’s slate of nominees for election as a director of the Corporation and to use its best efforts to cause the election of such individual so long as Peachtree and WCI are subject to the terms and conditions of the Passivity Agreement.

Section 16(a) Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the

Corporation with the SEC. Based on a review of copies of the reports we received and on the statements of the reporting persons, to the best of the Corporation’s knowledge, all required reports in 2011 were filed on time except for a Form 4 filed for Director Matthew J. Sullivan on March 1, 2012. The Corporation filed such Form 4 in connection with Mr. Sullivan’s October 6, 2009 sale of 2,000 shares of the Corporation’s stock. Mr. Sullivan did not report such sale to the Corporation until February 2012.

Shareholder Proposals

In order to be considered for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders to be held in 2013, all shareholder proposals must be submitted to the Corporate Secretary at the Corporation’s office, 300 Fellowship Road, Mount Laurel, New Jersey, 08054 on or before December 26, 2012.

Additional Information

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, including the financial statements and related schedules and exhibits, required to be filed with the SEC, without charge, by submitting a written request to the Corporate Secretary, Marlin Business Service Corp., 300 Fellowship Road, Mount Laurel, New Jersey, 08054. You may also view these documents on the investor relations page of the Corporation’s website at www.marlincorp.com.

Other Matters

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ GEORGE D. PELOSE
George D. Pelose
Secretary

Mount Laurel, New Jersey

April 23, 2012

Appendix A

AMENDMENT 2012-1

to the

MARLIN BUSINESS SERVICES CORP.

2003 EQUITY COMPENSATION PLAN, AS AMENDED

WHEREAS, the Marlin Business Services Corp. (the “Company”) maintains the Marlin Business Services Corp. 2003 Equity Compensation Plan, as Amended (the “Plan”) for the benefit of eligible employees of the Company and its subsidiaries, non-employee directors, consultants and advisors;

WHEREAS, since the adoption of the Plan, shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), have been issued to eligible participants consistent with the terms and conditions of the Plan; and

WHEREAS, in consideration of the number of unissued shares of Common Stock remaining in the Plan and the anticipated number of shares of Common Stock to be issued or transferred under the Plan during the foreseeable future, the Board of Directors of the Company desires to amend the Plan to increase the total number of shares of Common Stock authorized for issuance or transfer under the Plan by an additional 850,000 shares, to a total of 4,1500,000 shares.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Company’s shareholders, the Plan is hereby amended as follows:

The first sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 4,150,000 shares; provided, however, that not more than 2,500,000 shares of Company Stock shall be available for issuance as Stock Awards (excluding restricted shares received as a result of an early exercise of an Option pursuant to Section 5(d)(ii)), Stock Units and Other Equity Awards.”

IN WITNESS WHEREOF, to record the adoption of this Amendment 2012-1 to the Plan, the Company has caused the execution of this instrument on this                  day of     , 2012.

Attest:	MARLIN BUSINESS SERVICES CORP.

By:
Title:

A-1

Appendix B

MARLIN BUSINESS SERVICES CORP.

2003 EQUITY COMPENSATION PLAN, AS AMENDED

MARLIN BUSINESS SERVICES CORP.

2003 EQUITY COMPENSATION PLAN, AS AMENDED

The purpose of the Marlin Business Services Corp. 2003 Equity Compensation Plan, as Amended (the “Plan”) is to provide (i) designated employees of Marlin Business Services Corp. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other equity-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

It is contemplated that on or prior to the completion of the initial public offering of the Company’s common stock, Marlin Leasing Corporation (“Marlin Leasing”) will be reorganized and become a wholly-owned subsidiary of the Company. The effective date of the reorganization is referred to as the “Reorganization Date.” It is contemplated that in connection with the reorganization of Marlin Leasing, the Company will assume the Marlin Leasing Corporation 1997 Equity Compensation Plan (the “Marlin Leasing 1997 Plan”) and merge the Marlin Leasing 1997 Plan into this Plan, so that no additional grants will be made under the Marlin Leasing 1997 Plan. Outstanding grants under the Marlin Leasing 1997 Plan will continue in effect according to their terms as in effect on the Reorganization Date (subject to such amendments as the Committee (as defined below) determines, consistent with the Marlin Leasing 1997 Plan), and the shares with respect to outstanding grants under the Marlin Leasing 1997 Plan will be issued or transferred under this Plan.

SECTION 1 Administration

(a) Committee.    The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee may consist of two or more persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board shall ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent a Board or subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or subcommittee.

(b) Committee Authority.    The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan. However, no previously granted option may be repriced, replaced or regranted through cancellation or by lowering the option exercise price, unless the shareholders of the Company provide prior approval.

(c) Committee Determinations.    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

SECTION 2 Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock appreciation rights as described in Section 6 (“SARs”), stock awards as described in Section 7 (“Stock Awards”), stock units as described in Section 8 (“Stock Units”), and other equity-based awards as described in Section 9 (“Other Equity Awards”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

SECTION 3 Shares Subject to the Plan

(a) Shares Authorized.    Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 4,150,000 shares; provided, however, that not more than 2,500,000 shares of Company Stock shall be available for issuance as Stock Awards (excluding restricted shares received as a result of an early exercise of an Option pursuant to Section 5(d)(ii)), Stock Units and Other Equity Awards. The maximum number of authorized shares includes shares that will cover outstanding grants under the Marlin Leasing 1997 Plan, which is expected to be assumed on the Reorganization Date as described above. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described below; provided, however, if the shareholders approve the one-time option exchange program at the 2009 Annual Meeting, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during the 2010 calendar year shall be 300,000 shares, subject to adjustment as described below, provided that no more than 200,000 of these shares, subject to adjustment as described below, may be issued pursuant to grants to any individual outside the option exchange program.

(b) Determination of Authorized Shares.    The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options outstanding on the Reorganization Date under the Marlin Leasing 1997 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, or Other Equity Awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the exercise price of an Option shall again be available for issuance or transfer under the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c) Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall, unless the Committee determines otherwise, be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4 Eligibility for Participation

(a) Eligible Persons.    All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees.    The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

SECTION 5 Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares.    The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term.    The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or in the Grantee’s employment agreement, if any, with the Employer. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Grants to Non-Exempt Employees.    Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability or Death.

(i) Except as provided below or in the Grantee’s employment agreement, if any, with the Employer, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any, with the Employer), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(ii) above (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any, with the Employer), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(vi) For purposes of the Plan:

(A) The term “Employer” shall mean the Company and its subsidiary corporations or other affiliates, as determined by the Committee.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Dividend Equivalents and Other Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C) “Disability” shall mean, except as otherwise defined in the Grantee’s employment agreement, if any, with the Employer, a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

(D) “Cause” shall mean, except to the extent specified otherwise by the Committee or defined in the Grantee’s employment agreement, if any, with the Employer, a finding by the Committee that the Grantee (i) has materially breached his or her employment or service contract with the Employer and which breach has been materially and demonstrably detrimental to the Employer and has not been remedied by the Grantee after notice has been provided to the Grantee of such breach, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(g) Exercise of Options.    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 15) at such time as may be specified by the Committee.

(h) Reload Options.    In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee shall determine.

(i) Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424(f) of the Code) of the Company.

SECTION 6 Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a) Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b) Tandem SARs.    The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument or in the Grantee’s employment agreement, if any, with the Employer. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees.    Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Value of SARs.    When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f) Form of Payment.    The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

SECTION 7 Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements.    Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares.    The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends.    Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions.    All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

SECTION 8 Stock Units

The Committee may grant phantom units representing one or more shares of Company Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units.    Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.    The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units.    Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

SECTION 9 Other Equity Awards

The Committee may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7, 8 and 10 of the Plan) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Equity Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

SECTION 10 Dividend Equivalents

The Committee may include in a Grant Instrument with respect to any Grant a dividend equivalent right (“Dividend Equivalents”) entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the Grant is outstanding and unexercised, on the shares of Company Stock covered by the Grant as if such shares were then outstanding. The Committee shall determine whether Dividend Equivalents shall be paid currently or credited to a bookkeeping account as a dollar amount or in the form of Stock Units. The Committee shall determine whether Dividend Equivalents shall be paid in cash, in shares of Company Stock or in a combination, whether they shall be conditioned upon the exercise, vesting or payment of the Grant to which they relate, and such other terms and conditions as the Committee deems appropriate.

SECTION 11 Right of Recapture

The Committee may provide in a Grant Instrument that if at any time within the one year period after the date on which a Grantee exercises an Option or SAR, or on which a Stock Award, Stock Unit or Other Equity Award vests or is paid (each of which events is referred to as a “Realization Event”), the Grantee (a) is terminated for Cause or (b) engages in any activity that constitutes Cause, the Grantee shall be required to pay to the Company any gain realized by the Grantee from the Realization Event, upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement), to the extent permitted by applicable law.

SECTION 12 Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 12 shall apply to Grants of Stock Awards, Stock Units, Dividend Equivalents and Other Equity Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b) Performance Goals.    When Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: total stockholder return; total stockholder return as compared to total stockholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality.

(c) Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d) Maximum Payment.    The maximum number of shares of Company Stock that may be subject to Grants made to an individual during a calendar year shall not exceed the individual limit set forth in Section 3(a) of the Plan. If Dividend Equivalents are granted as “qualified performance based compensation,” the maximum amount of Dividend Equivalents that may be credited to the Employee’s account in a calendar year is $250,000.

(e) Announcement of Grants.    The Committee shall certify and announce the results for each performance period to all Grantees immediately following the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards for the performance period shall be forfeited or shall not be made, as applicable. Any Grants that are to be paid as a result of achievement of performance goals shall be paid as specified in the Grant Instrument.

(f) Death, Disability or Other Circumstances.    The Committee may provide that Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

SECTION 13 Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals.

SECTION 14 Withholding of Taxes

(a) Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.    If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

SECTION 15 Transferability of Grants

(a) Nontransferability of Grants.    Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options.    Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

SECTION 16 Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

Company representing more than 40% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of the initial public offering of the Company Stock and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 40% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 40% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c) After the date on which this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

SECTION 17 Consequences of a Change of Control

(a) Notice and Acceleration.    Upon a Change of Control (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iv) all Grantees holding Stock Units, Dividend Equivalents and Other Equity Awards shall receive a payment in settlement of such Stock Units, Dividend Equivalents and Other Equity Awards in an amount determined by the Committee.

(b) Assumption of Grants.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives.    Notwithstanding the foregoing, in the event of a Change of Control, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise, the Committee may take one or both of the following actions with respect to any or all outstanding Options and SARs: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

SECTION 18 Limitations On Issuance Or Transfer Of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

SECTION 19 Amendment and Termination of the Plan

(a) Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements.

(b) Shareholder Approval for “Qualified Performance-Based Compensation”.    If Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.

(c) Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(d) Termination and Amendment of Outstanding Grants.    A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 25(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 25(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan. However, no previously granted Option may be repriced, replaced or regranted through cancellation or by lowering the Exercise Price, unless the shareholders of the Company provide prior approval.

(e) Governing Document.    The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(f) One-Time Option Exchange.    Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders at its 2009 Annual Meeting of shareholders, the Board may provide for, and the Company may implement, a one-time-only option exchange offer for the Company’s and its subsidiaries’ Employees, including Employees who are officers or members of the Board, pursuant to which certain outstanding Options to purchase shares of Company Stock could, at the election of the Grantee, be tendered to the Company for cancellation in exchange for the issuance of a new Option that will represent the ability to purchase, with a lower exercise price, a lesser number of shares of Company Stock as compared to the cancelled Options, provided that such one-time-only option exchange offer is commenced within six months following the date of such shareholder approval.

SECTION 20 Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.

SECTION 21 Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 22 No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

SECTION 23 Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

SECTION 24 Effective Date of the Plan

The Plan shall be effective on October 12, 2003. The Plan was amended and approved by the shareholders of the Company on May 22, 2008 and on October 28, 2009.

SECTION 25 Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Compliance with Law.    The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. After a public offering of the Company’s Stock, with respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) (after a public offering of the Company’s Stock) and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may agree to limit its authority under this Section.

(c) Employees Subject to Taxation Outside the United States.    With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Employment Agreements.    If a Grantee has entered into an employment agreement with the Employer, the terms of the Grantee’s employment agreement shall govern Grants made to the Grantee under the Plan, to the extent consistent with the terms of the Plan.

(e) Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Appendix C

MARLIN BUSINESS SERVICES CORP.

2012 EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

I.	PURPOSE OF THE PLAN	C-3
II.	DEFINITIONS	C-3
III.	ADMINISTRATION OF THE PLAN	C-4
IV.	STOCK SUBJECT TO PLAN	C-5
V.	OFFERING PERIODS	C-5
VI.	ELIGIBILITY	C-5
VII.	PAYROLL DEDUCTIONS	C-6
VIII.	PURCHASE RIGHTS	C-6
IX.	ACCRUAL LIMITATIONS	C-8
X.	EFFECTIVE DATE AND TERM OF THE PLAN	C-9
XI.	AMENDMENT OF THE PLAN	C-9
XII.	GENERAL PROVISIONS	C-9
SCHEDULE A		A-1

I.	PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Company by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Code. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. Capitalized terms herein shall have the meanings assigned to such terms in Article II.

II.	DEFINITIONS

A. “1933 Act” shall mean the Securities Act of 1933, as amended.

B. “Board” shall mean the Company’s Board of Directors.

C. “Change in Control” shall mean a change in ownership of the Company pursuant to any of the following transactions:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than forty percent (40%) of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of the initial public offering of the Common Stock and a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than forty percent (40%) of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than forty percent (40%) of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the date on which this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

D. “Code” shall mean the Internal Revenue Code of 1986, as amended.

E. “Common Stock” shall mean the common stock of the Company.

F. “Company” shall mean Marlin Business Services Corp., a Pennsylvania corporation, and any corporate successor to all or substantially all of the assets or voting stock of Marlin Business Services Corp. that shall by appropriate action adopt the Plan.

G. “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with section 424 of the Code), whether now existing or subsequently established.

H. “Compensation” shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, commissions, profit-sharing distributions or other incentive-type payments received during such period. Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any section 401(k) of the Code salary deferral plan or any section 125 of the Code cafeteria benefit program or any section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than sections 401(k), 125 or 132(f)(4) of the Code contributions deducted from such Compensation).

I. “Effective Date” shall mean May 24, 2012, provided that the Plan is approved by the Company’s shareholders by such date.

J. “Eligible Employee” shall mean any person who is employed by a Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under section 3401(a) of the Code.

K. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

L. “Fair Market Value” per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange serving as the primary market for the Common Stock. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

N. “Participating Employer” shall mean the Company and such Company Affiliate(s) as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Employers in the Plan are listed in the attached Schedule A.

O. “Plan” shall mean the Marlin Business Services Corp. 2012 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

P. “Plan Administrator” shall mean the Compensation Committee of the Board or such other committee subsequently appointed by the Board to administer the Plan.

Q. “Purchase Date” shall mean the last business day of each Purchase Interval.

R. “Purchase Interval” shall mean each successive six (6)-month period within a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S. “Stock Exchange” shall mean either the NASDAQ Stock Market or such successor national securities exchange that serves as the primary market for the Common Stock.

III.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.

IV.	STOCK SUBJECT TO PLAN

A. Subject to adjustment as described below, the number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to one hundred forty thousand (140,000) shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares of Common Stock purchased on the open market.

B. Should any change in the number or kind of shares of Common Stock by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive.

V.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as the Plan terminates as set forth in Section X.B.

B. Each offering period shall be of such duration (not to exceed twelve (12) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at six (6) month intervals on the first business day of January and July each year over the term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the Plan remains in existence. However, the initial offering period shall commence on July 2, 2012 and terminate on the last business day in June 2013.

C. Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in January to the last business day in June each year and from the first business day in July each year to the last business day in December each year. However, the first Purchase Interval in effect under the initial offering period shall commence on July 2, 2012 and terminate on the last business day in December 2012.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within a particular offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

VI.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

B. Except as otherwise provided in Section V.D above, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time on or before the start date of that offering period, as determined by the Plan Administrator.

VII.	PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Compensation paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VIII.	PURCHASE RIGHTS

A. Grant of Purchase Rights.    A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

B. Exercise of the Purchase Right.    Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price.    The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to, unless the Plan Administrator determines otherwise prior to the beginning of the particular offering period, ninety-five percent (95%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed nine hundred (900) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed fifty thousand (50,000) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions.    Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F. Suspension of Payroll Deductions.    In the event that a Participant is, by reason of the accrual limitations in Article IX, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article IX.

G. Withdrawal from Offering Period.    The following provisions shall govern the Participant’s withdrawal from an offering period:

(i) A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designee) within the time period required by the Plan Administrator prior to the Purchase Date, and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be promptly refunded.

(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H. Termination of Purchase Right.    Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be promptly refunded.

I. Change in Control.    Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to, unless the Plan Administrator determines otherwise prior to the beginning of the particular offering period, ninety-five percent (95%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such individual is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights.    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability.    The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights.    A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX.	ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of section 423 of the Code)) of the Company or any Company Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

(iii) If a purchase right is outstanding in more than one calendar year, the Common Stock purchased pursuant to the exercise of such purchase right shall be applied first, to the extent allowable under this Article, against the $25,000 limitation for the earliest year in which the purchase right was outstanding, then against the $25,000 limitation for each succeeding year, in order.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

X.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on January 26, 2012, and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met. In the event such shareholder approval is not obtained by the Effective Date, or such compliance is not effected, the Plan shall terminate and have no further force or effect.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day immediately prior to the tenth anniversary of the Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

XI.	AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. In the event of Plan termination, any outstanding payroll deductions not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be promptly refunded to such Participant.

B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) if required to do so under section 423 of the Code or (iii) if required to do so under applicable Stock Exchange requirements.

XII.	GENERAL PROVISIONS

A. In the event of the death of a Participant, the Company shall deliver any shares of Common Stock, cash or both shares of Common Stock and cash held for the benefit of Participant to the executor or administrator of the estate of the Participant.

B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

C. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

D. If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.

E. Neither payroll deductions credited to a Participant nor any rights with regard to the exercise a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an offering period in accordance with Section VIII.G.

F. The Participant shall have no voting rights in shares that he or she may purchase pursuant to the Plan until such shares of Common Stock have actually be purchased by the Participant.

G. The provisions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without resort to that Commonwealth’s conflict-of-laws rules.

Schedule A

Participating Employers

Marlin Leasing Corporation

Marlin Business Bank

Admiral Financial Corp.

A-1

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MARLIN BUSINESS SERVICES CORP. 300 FELLOWSHIP ROAD MOUNT LAUREL, NJ 08054	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees		☐	☐	☐

01	John J. Calamari 02 Lawrence J. DeAngelo 03 Daniel P. Dyer 04 Edward Grzedzinski 05 Kevin J. McGinty
06	Matthew J. Sullivan 07 J. Christopher Teets 08 James W. Wert
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.							☐	☐	☐
3.

Approval, of an increase in the number of shares of common stock authorized for issuance under the Corporation’s 2003 Equity Compensation Plan, as Amended (the “Equity Plan”) and approval of the Equity Plan, as amended.

								☐	☐	☐
4.	Approval, of the Corporation’s 2012 Employee Stock Purchase Plan.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The AR/10K/NPS Folder is/are available at www.proxyvote.com.

PROXY

MARLIN BUSINESS SERVICES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MARLIN BUSINESS SERVICES CORP.

I/We hereby appoint George D. Pelose and Lynne C. Wilson, or any one of them with power of substitution in each, as proxyholders for me/us, and hereby authorize them to represent me/us at the 2012 Annual Meeting of Shareholders of Marlin Business Services Corp. to be held at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, 08054, on May 23, 2012, at 9:00 a.m., and at any adjournment thereof, and at this meeting and any adjournment, to vote, as designated below, the same number of shares as I/we would be entitled to vote if then personally present.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

I/we hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders and an attached Proxy Statement for the 2012 Annual Meeting, and the Annual Report of Marlin Business Services Corp. for the year ended December 31, 2011.

Continued and to be signed on reverse side